Exhibit 10.(b)

PREPARED OUTSIDE THE COMMONWEALTH

OF VIRGINIA BY:

Seyfarth Shaw LLP

1075 Peachtree Street, N.E.

Suite 2500

Atlanta, Georgia 30309-3962

Attention: James H. Kaminer, Jr., Esq.

Prudential Deal Name: Clarendon Center

Prudential Loan Number: 706108495

RPC Nos.: 18012004 and 18013011

UPON RECORDATION RETURN TO:

Commonwealth Land Title Insurance Company

1015 15th Street, NW

Suite 300

Washington, DC 20005

Attn: David P. Nelson

CLARENDON CENTER LLC, as grantor

(Borrower)

to

LAWYERS TITLE REALTY SERVICES, INC., as trustee

(Trustee)

for the benefit of

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as beneficiary

(Lender)

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

Dated:	As of March 23, 2011

Location:	3000 Wilson Boulevard, 3030 Clarendon Boulevard, and 1200 N. Garfield Street Arlington, Virginia

County:	Arlington

This Deed of Trust, Security Agreement and Fixture Filing (this “Deed of Trust”), securing the principal sum of $125,000,000, is a permanent loan deed of trust being recorded within three years after the recording of the construction loan deed of trust encumbering the same real property, which construction loan deed of trust secured the principal sum of $157,500,000 and was recorded May 14, 2008 in Deed Book 4189 at page 1758 among the Land Records of Arlington County, VA, with recordation tax having been paid on such principal sum of $157,500,000. Accordingly, pursuant to Section 58.1-804(C) of the Code of Virginia, this Deed of Trust is exempt from recordation tax.

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EXHIBITS

Exhibit A- Legal Description of Land

Exhibit B- Description of Personal Property

Exhibit C- Permitted Encumbrances

Exhibit D- North Block Legal Description

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DEFINITIONS

The terms set forth below are defined in the following sections of this Instrument:

Act	Section 3.22(y)
Action	Section 9.04
Additional Funds	Section 3.07(c)
Affecting the Property	Section 3.12(a)
Affiliate Loans	Section 5.01(a)(vii)
All	Section 9.05(m)
Anti-Terrorism Regulations	Section 3.20(b)
Any	Section 9.05(m)
Application Election	Section 5.03(c)
Assessments	Section 3.03(a)
Assignment	Recitals, Section 2(B)
Award	Section 3.08(b)
Bankruptcy Code	Recitals, Section 2(A)(ix)
Control Requirements	Section 5.01(b)(i)
Costs	Section 4.01
Current Beneficial Owners	Section 5.01(b)(i)
Damage	Section 3.07(a)
Debt Service Coverage Ratio	Section 5.02
Demand	Section 9.12(n)
Deposits	Section 3.10
Documents	Section 1.02
Environmental Indemnity	Section 8.05
Environmental Law	Section 3.12(a)
Environmental Liens	Section 3.12(b)
Environmental Report	Section 3.12(a)
ERISA	Section 3.11
Event of Default	Section 6.01
Executive Order 13224	Section 2.09
First Notice	Section 3.15(b)
Flood Acts	Section 2.04(a)
Foreign Person	Section 2.05
Grace Period	Section 6.01(b)
Hazardous Materials	Section 3.12(a)
Impositions	Section 3.10
Improvements	Recitals, Section 2(A)(ii)
Include, Including	Section 9.05(f)
Indemnified Parties	Section 8.02
Indemnify	Section 8.02
Individual Beneficiaries	Section 2.09
Individual Shareholders	Section 2.09
Instrument	Preamble
Insurance Premiums	Section 3.10
Investors	Section 9.06
Land	Recitals, Section 2(A)(i)
Laws	Section 3.05(c)
Lease	Section 9.05(k)

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Leases	Recitals, Section 2(A)(ix)
Lender	Preamble
Lessee	Section 9.05(k)
Lessor	Section 9.05(k)
Loan	Recitals, Section 1
Loan to Value Ratio	Section 5.02
Losses	Section 8.02
Merger	Section 5.01(c)(ii)
Microbial Matter	Section 3.12(a)
Net Proceeds	Section 3.07(d)
NOI	Section 5.02
North Parcel Allocated Loan
Amount	Section 5.03(a)
Note	Recitals, Section 1
Notice	Section 9.02
O & M Plan	Section 3.12(b)
Obligations	Section 1.01
OFAC	Section 2.09
OFAC Lists	Section 2.09
OFAC Violation	Section 3.20(c)
On Demand	Section 9.05(n)
Organization State	Section 2.01
Owned	Section 9.05(l)
Partial Release	Section 5.03
Permitted Encumbrances	Recitals, Section 2(B)
Permitted Family Members	Section 5.01(b)(i)
Person	Section 9.05(i)
Permitted Pledges	Section 5.01(b)(A)
Personal Property	Section 6.02(j)
Property	Recitals, Section 2(A)
Property Payables	Section 3.09
Property State	Section 2.01
Provisions	Section 9.05(j)
Rating Agency	Section 9.06
Recourse Guaranty	Section 5.02
Release	Section 3.12(a)
Release Parcel	Section 5.03
Remaining Property	Section 5.03
Rent Loss Proceeds	Section 3.07(c)
Rents	Recitals, Section 2(A)(x)
Restoration	Section 3.07(a)
Revenue Code	Section 2.05
Saul Parties	Section 5.01(b)(A)
Saul Parties’ Minimum
Ownership Percentage	Section 5.01(b)(A)
Saul Permitted Transfers	Section 5.01(b)
SCI	Section 3.15(a)(i)
Second Notice	Section 3.15(b)
Securities	Section 9.06
Security Agreement	Section 7.01

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SHLP	Section 2.05
TADS	Section 5.02
Taking	Section 3.08(a)
Targeted Leasing Standard	Section 3.15(a)
Tenant	Recitals, Section 2(A)(vi)
Tenants	Section 9.05(k)
third parties	Section 5.01(c)(ii)
Transaction Taxes	Section 3.03(c)
Transfer	Section 5.01(b)(A)
Trustee	Preamble, Section 9.05(o)
U.C.C.	Section 2.02
Unenforceable Restrictions	Section 3.05(d)
Upon Demand	Section 9.05(n)
Violation	Section 3.11

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DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Instrument”) is made as of the 23rd day of March, 2011, by CLARENDON CENTER LLC, a Delaware limited liability company, having its principal office and place of business at 7501 Wisconsin Avenue, Suite 1500 East, Bethesda, Maryland 20814, as grantor (“Borrower”), to LAWYERS TITLE REALTY SERVICES, INC., a Virginia corporation, Trustee, having its principal place of business at 7130 Glen Forest Dr # 403, Richmond, VA 23226, and having a mailing address of c/o Commonwealth Land Title Insurance Company, 1015 15th Street, N.W., Suite 300, Washington, DC 20005, as trustee/grantee (“Trustee”), for the benefit of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at c/o Prudential Asset Resources, Inc., 2100 Ross Avenue, Suite 2500, Dallas, Texas 75201, Attention: Asset Management Department; Reference Loan No. 706108495, as beneficiary (“Lender”).

RECITALS:

1. Borrower, by the terms of its Promissory Note executed on the same date as this Instrument (“Note”) and in connection with the loan (“Loan”) from Lender to Borrower, is indebted to Lender in the principal sum of ONE HUNDRED TWENTY-FIVE MILLION AND NO/100 U.S. DOLLARS ($125,000,000.00).

2. Borrower desires to secure the payment of and the performance of all of the obligations of Borrower under the Note and certain additional Obligations (as defined in Section 1.01).

IN CONSIDERATION of Lender making the Loan to Borrower, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower irrevocably:

A. Grants, bargains, sells, assigns, transfers, pledges, mortgages, warrants, and conveys to Trustee, for the benefit of Lender, and grants Trustee and Lender a security interest in, the following property, rights, interests and estates owned by Borrower (collectively, the “Property”):

(i) The real property in Arlington County, Virginia and described in Exhibit A (“Land”);

(ii) All buildings, structures and improvements (including fixtures) now or later located in or on the Land (“Improvements”);

(iii) All easements, estates, and interests including hereditaments, servitudes, appurtenances, tenements, mineral and oil/gas rights, water rights, air rights, development power or rights, options, reversion and remainder rights, and any other rights owned by Borrower and relating to or usable in connection with or providing access to the Land or Improvements;

(iv) All right, title, and interest owned by Borrower in and to all land lying within the rights-of-way, roads, or streets, open or proposed, adjoining the Land to the center line thereof, and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Land;

(v) All right, title, and interest of Borrower in, to, and under, to the extent assignable, all plans, specifications, surveys, studies, reports, permits, licenses, agreements, contracts, instruments, books of account, insurance policies, and any other documents relating to the use, construction, occupancy, leasing, activity, or operation of the Land or Improvements;

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(vi) All of the fixtures and personal property described in Exhibit B owned by Borrower and replacements thereof; but excluding all personal property owned by any tenant (a “Tenant”) of the Property, the garage operator or any other license and/or service provider;

(vii) All of Borrower’s right, title and interest in the proceeds (including conversion to cash or liquidation claims) of (A) insurance relating to the Property and (B) all awards made for the taking by eminent domain (or by any proceeding or purchase in lieu thereof ) of the Property, including awards resulting from a change of any streets (whether as to grade, access, or otherwise) and for severance damages;

(viii) All of Borrower’s right, title and interest in and to all tax refunds, including interest thereon, tax rebates, tax credits, and tax abatements, and the right to receive the same, which may be payable or available with respect to the Property;

(ix) All leasehold estates, ground leases, leases, subleases, licenses, or other agreements affecting the use, enjoyment or occupancy of the Property now or later existing (including any use or occupancy arrangements created pursuant to Title 7 or 11 of the United States Code, as amended from time to time, or any similar federal or state laws now or later enacted for the relief of debtors [the “Bankruptcy Code”]) and all extensions and amendments thereto (collectively, the “Leases”) and all of Borrower’s right, title and interest under the Leases, including all guaranties thereof;

(x) All rents, issues, profits, royalties, receivables, use and occupancy charges (including all oil, gas or other mineral royalties and bonuses), income and revenue and other benefits now or later derived from any portion or use of the Property (including, without limitation, any payments received with respect to any Tenant or the Property pursuant to the Bankruptcy Code) and all cash, security deposits, advance rentals, or similar payments relating thereto (collectively, the “Rents”) and all proceeds from the cancellation, termination, surrender, sale or other disposition of the Leases, and the right to receive and apply the Rents to the payment of the Obligations; and

(xi) All of Borrower’s rights and privileges heretofore or hereafter otherwise arising in connection with or pertaining to the Property, including, without limiting the generality of the foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, declaration of covenants, restrictions and easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale or use of the Property.

B. Absolutely and unconditionally assigns, sets over, and transfers to Lender all of Borrower’s right, title, interest and estates in and to the Leases and the Rents, subject to the terms and license granted to Borrower under that certain Assignment of Leases and Rents made by Borrower to Lender dated the same date as this Instrument (the “Assignment”), which document shall govern and control the provisions of this assignment.

TO HAVE AND TO HOLD the Property unto Lender and Trustee, and their successors and assigns forever, subject to the matters listed in Exhibit C (“Permitted Encumbrances”) and the provisions, terms and conditions of this Instrument.

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IN TRUST, WITH POWER OF SALE, to secure payment and performance of the Obligations in the time and manner set forth in the Documents (defined below).

PROVIDED, HOWEVER, if Borrower shall pay and perform the Obligations as provided for in the Documents (defined below) and shall comply with all the provisions, terms and conditions in the Documents, these presents and the estates hereby granted (subject to survival of certain obligations of Borrower set forth in Sections 3.11 and 3.12 and Article VIII hereof) shall cease, terminate and be void.

IN FURTHERANCE of the foregoing, Borrower warrants, represents, covenants and agrees as follows:

ARTICLE I - OBLIGATIONS

Section 1.01 Obligations. This Instrument is executed, acknowledged, and delivered by Borrower to secure and enforce the following obligations (collectively, the “Obligations”):

(a) Payment of all obligations, indebtedness and liabilities under the Note and the other Documents including any renewals, extensions, and amendments of the Documents;

(b) Performance of every obligation, covenant, and agreement under the Documents including renewals, extensions, and amendments of the Documents; and

(c) Payment of all sums advanced (including costs and expenses) by Lender pursuant to the Documents including renewals, extensions, and amendments of the Documents.

Section 1.02 Documents. The “Documents” shall mean this Instrument, the Note, the Assignment, and any other written agreement executed by Borrower or any guarantor in connection with the Loan (but excluding the Loan application and Loan commitment) and by the party against whom enforcement is sought, including those given to evidence or further secure the payment and performance of any of the Obligations, and any written renewals, extensions, and amendments of the foregoing, executed by the party against whom enforcement is sought. All of the provisions of the Documents are incorporated into this Instrument as if fully set forth in this Instrument.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender that the following are true and correct on and as of the date hereof:

Section 2.01 Title, Legal Status and Authority. Borrower (i) to Borrower’s knowledge, is seised of good and marketable fee title to the Land and the Improvements, free and clear of all liens, charges, encumbrances, and security interests, except the Permitted Encumbrances; (ii) will forever warrant and defend its title to the Property and the validity, enforceability, and priority of the lien and security interest created by this Instrument against the claims of all persons; (iii) is a limited liability company duly organized, validly existing, and in good standing and qualified to transact business under the laws of its state of organization or incorporation (“Organization State”) and the state where the Property is located (“Property State”); and (iv) has all necessary approvals, governmental and otherwise, and full power and authority to own its properties (including the Property) and carry on its business.

Section 2.02 Validity of Documents. The execution, delivery and performance of the Documents and the borrowing evidenced by the Note (i) are within the power of Borrower; (ii) have been authorized by all requisite action; (iii) have received all necessary approvals and consents; (iv) will not violate, conflict with, breach, or constitute (with notice or lapse of time, or both) a default under (1) to Borrower’s

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knowledge (as to all but Borrower’s governing instrument), any law, order or judgment of any court, governmental authority, or the governing instrument of Borrower or (2) any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its property is bound or affected; (v) will not result in the creation or imposition of any lien, charge, or encumbrance upon any of its properties or assets except for those in this Instrument; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this Instrument, the Assignment and Uniform Commercial Code (“U.C.C.”) filings). The Documents constitute legal, valid, and binding obligations of Borrower, subject to the limitations and qualifications set forth in the opinion of counsel provided to Lender in connection with the Loan.

Section 2.03 Litigation. Except as disclosed to Lender in the Closing Certification, dated of even date herewith, there is no action, suit, or proceeding, judicial, administrative, or otherwise (including any condemnation or similar proceeding), pending or, to the best knowledge of Borrower, threatened or contemplated against, or affecting, Borrower or the Property which would have a material adverse effect on either the Property or Borrower’s ability to perform its obligations.

Section 2.04 Status of Property.

(a) To Borrower’s knowledge, except as may be noted on the survey delivered to Lender in connection with this Loan, the Land and Improvements are not located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each have been or may be amended, or any successor law (collectively, the “Flood Acts”) or, if located within any such area, Borrower has and will maintain the insurance prescribed in Section 3.06 below.

(b) To Borrower’s knowledge, Borrower has all necessary (i) certificates, licenses, and other approvals, governmental and otherwise, for the operation of the Property and the conduct of its business and (ii) zoning, building code, land use, environmental and other similar permits or approvals, all of which are currently in full force and effect and not subject to revocation, suspension, forfeiture, or modification. To Borrower’s knowledge, except as disclosed to Lender in the Closing Certification, dated of even date herewith, the Property and its use and occupancy is in compliance with all Laws and Borrower has received no notice of any violation or potential violation of the Laws which has not been remedied or satisfied.

(c) The Property is served by all utilities (including water and sewer) required for its use.

(d) All public roads and streets necessary to serve the Property for its use have been completed, are serviceable, are legally open, and have been dedicated to and accepted by the appropriate governmental entities.

(e) The Property is free from damage caused by fire or other casualty.

(f) All costs and expenses for labor, materials, supplies, and equipment used in the construction of the Improvements have been paid in full except for the Permitted Encumbrances and costs for ongoing work which will be paid in the ordinary course of business.

(g) Borrower owns and has paid in full for all furnishings, fixtures, and equipment (other than property of Tenants, licensees and service providers) used in connection with the operation of the Property, free of all security interests, liens, or encumbrances except the Permitted Encumbrances and those created by this Instrument.

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(h) The Property is assessed for real estate tax purposes as one or more wholly independent tax lot(s), separate from any adjoining land or improvements, and no other land or improvements are assessed and taxed together with the Property.

Section 2.05 Tax Status of Borrower. Borrower is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Revenue Code”). Borrower further represents and warrants to Lender that Borrower is a “disregarded entity” as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Revenue Code; however, Borrower further represents and warrants to Lender that Saul Holdings Limited Partnership (“SHLP”), Borrower’s sole member, is not a “disregarded entity” as defined in said Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Revenue Code.

Section 2.06 Bankruptcy and Equivalent Value.

(a) No bankruptcy, reorganization, insolvency, liquidation, or other proceeding for the relief of debtors has been instituted by or, to Borrower’s knowledge, against Borrower, any general partner of Borrower (if Borrower is a partnership), or any manager or managing member of Borrower (if Borrower is a limited liability company);

(b) The Obligations incurred by Borrower under the Documents, the obligations of Borrower under the Note, and the mortgaging of the Property pursuant to this Instrument are not made or incurred with the intent to hinder, delay, or defraud any present or future creditor of Borrower;

(c) Borrower has not received less than reasonably equivalent value in exchange for incurring the Obligations and/or the mortgaging of the Property in connection with the Loan;

(d) Borrower is solvent as of the date hereof, and Borrower will not become insolvent as a result of incurring the Obligations and/or the mortgaging of the Property pursuant to this Instrument;

(e) Borrower is not engaged, and Borrower is not about to engage, in business or a transaction for which any property remaining with Borrower is an unreasonably small capital;

(f) Borrower has not and does not intend to incur, and Borrower does not believe that it will incur, debts that would be beyond Borrower’s ability to pay as such debts mature; and

(g) Borrower is not mortgaging the Property and/or incurring the Obligations to or for the benefit of an insider (as defined in 11 U.S.C. § 101(31)), under an employment contract and not in the ordinary course of business.

Section 2.07 Disclosure. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading. There has been no adverse change in any condition, fact, circumstance, or event that would make any such information materially inaccurate, incomplete or otherwise misleading.

Section 2.08 Illegal Activity. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished by Borrower with proceeds of any illegal activity and, to the best of Borrower’s knowledge, there are no illegal activities at or on the Property.

Section 2.09 OFAC Lists. That (i) neither Borrower, nor any persons or entities holding any legal or beneficial interest whatsoever in Borrower (whether directly or indirectly), are named on any list of persons, entities, and governments issued by the Office of Foreign Assets Control of the United States

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Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the date hereof, or any similar list issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”); provided, however, that (A) with respect to individual beneficiaries of any governmental plans or employee benefit plans holding interests in Borrower (collectively, the “Individual Beneficiaries”), the foregoing representations and warranties are limited to Borrower’s actual knowledge, and (B) with respect to individual shareholders of any publicly-traded company holding an interest in Borrower (collectively, the “Individual Shareholders”), the foregoing representations and warranties are limited to Borrower’s actual knowledge; (ii) neither Borrower, nor any persons or entities holding any legal or beneficial interest whatsoever in Borrower (whether directly or indirectly), are included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists; provided, however, that (A) with respect to any Individual Beneficiaries holding interests in Borrower, the foregoing representations and warranties are limited to Borrower’s actual knowledge, and (B) with respect to any Individual Shareholders holding interests in Borrower, the foregoing representations and warranties are limited to Borrower’s actual knowledge; (iii) neither any guarantor, nor any persons or entities holding any legal or beneficial interest whatsoever in any guarantor (whether directly or indirectly), are named on any OFAC Lists; provided, however, that (A) with respect to any Individual Beneficiaries holding interests in any guarantor, the foregoing representations and warranties are limited to Borrower’s actual knowledge, and (B) with respect to any Individual Shareholders holding interests in any guarantor, the foregoing representations and warranties are limited to Borrower’s actual knowledge; (iv) neither any guarantor, nor any persons or entities holding any legal or beneficial interest whatsoever in any guarantor (whether directly or indirectly), are included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists; provided, however, that (A) with respect to any Individual Beneficiaries holding interests in any guarantor, the foregoing representations and warranties are limited to Borrower’s actual knowledge, and (B) with respect to any Individual Shareholders holding interests in any guarantor, the foregoing representations and warranties are limited to Borrower’s actual knowledge; and (v) neither Borrower nor any guarantor has knowingly conducted business with or engaged in any transaction with any person or entity named on any of the OFAC Lists or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists.

Section 2.10 Property as Single Asset. That (i) Borrower’s only asset is the Property, and (ii) the Property generates substantially all of the gross income of Borrower and there is no substantial business being conducted by Borrower other than the business of operating the Property and the activities incidental thereto.

ARTICLE III - COVENANTS AND AGREEMENTS

Borrower covenants and agrees with Lender as follows:

Section 3.01 Payment of Obligations. Borrower shall timely pay and cause to be performed the Obligations.

Section 3.02 Continuation of Existence. Borrower shall not (a) dissolve, terminate, or otherwise dispose of, directly, indirectly or by operation of law, all or substantially all of its assets; (b) reorganize or change its legal structure without Lender’s prior written consent, except as otherwise expressly permitted under Article V below; (c) change its name, address, or the name under which Borrower conducts its

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business without promptly notifying Lender; or (d) do anything to cause the representations in Section 2.02 to become untrue. Borrower shall (a) maintain its existence as a limited liability company duly organized, validly existing, and in good standing and qualified to transact business under the laws of its Organization State and the Property State and (b) shall maintain all necessary approvals, governmental and otherwise, and full power and authority to own its properties (including the Property) and carry on its business.

Section 3.03 Taxes and Other Charges.

(a) Payment of Assessments. Borrower shall pay when due all taxes, liens, assessments, utility charges (public or private and including sewer fees), ground rents, maintenance charges, dues, fines, impositions, and public and other charges of any character (including penalties and interest) assessed against, or which could become a lien against, the Property (“Assessments”) and in all events prior to the date any fine, penalty, interest or charge for nonpayment may be imposed. Unless Borrower is making deposits per Section 3.10, Borrower shall provide Lender with receipts evidencing such payments (except for income taxes, franchise taxes, ground rents, maintenance charges, and utility charges) within thirty (30) days after their due date.

(b) Right to Contest. So long as no Event of Default (defined below) has occurred (unless Lender has accepted cure of such Event of Default by specific written statement from Lender to Borrower acknowledging Lender’s acceptance of such cure, and Borrower specifically understands and agrees that Lender shall have no obligation to accept the cure of any Event of Default), Borrower may, prior to delinquency and at its sole expense, contest any Assessment, but this shall not change or extend Borrower’s obligation to pay the Assessment as required above unless (i) Borrower gives Lender prior written notice of its intent to contest an Assessment; (ii) Borrower demonstrates to Lender’s reasonable satisfaction that (A) the Property will not be sold to satisfy the Assessment prior to the final determination of the legal proceedings, (B) Borrower has taken such actions as are required or permitted to accomplish a stay of any such sale, and (C) Borrower has timely paid the uncontested portion of the Assessment and has furnished Lender evidence of such payment; and (iii) such proceeding shall be permitted under any other instrument to which Borrower or the Property is subject (whether superior or inferior to this Instrument); provided, however, that the foregoing shall not restrict the contesting of any income taxes, franchise taxes, ground rents, maintenance charges, and utility charges.

(c) Documentary Stamps and Other Charges. Borrower shall pay all taxes, assessments, charges, expenses, costs and fees (including registration and recording fees and revenue, transfer, stamp, intangible, and any similar taxes) (collectively, the “Transaction Taxes”) required in connection with the making and/or recording of the Documents. If Borrower fails to pay the Transaction Taxes after demand, Lender may (but is not obligated to) pay these and Borrower shall reimburse Lender on demand for any amount so paid with interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

(d) Changes in Laws Regarding Taxation. If any law (i) deducts from the value of real property for the purpose of taxation any lien or encumbrance thereon, (ii) taxes deeds of trust or debts secured by deeds of trust for federal, state or local purposes or changes the manner of the collection of any such existing taxes, and/or (iii) imposes a tax, either directly or indirectly, on any of the Documents or the Obligations, Borrower shall, if permitted by law, pay such tax within the statutory period or within twenty (20) days after demand by Lender, whichever is less; provided, however, that if, in the opinion of Lender based on advice of counsel, Borrower is not permitted by law to pay such taxes, Lender shall have the option to declare the Obligations immediately due and payable (without any Prepayment Premium) upon one hundred twenty (120) days’ notice to Borrower.

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

Section 3.04 Defense of Title, Litigation and Rights under Documents. Borrower shall forever warrant, defend and preserve Borrower’s title to the Property, the validity, enforceability and priority of this Instrument and the lien or security interest created thereby, and any rights of Lender and/or Trustee under the Documents against the claims of all persons, and shall promptly notify Lender and Trustee of any such claims. Lender and/or Trustee (whether or not named as a party to such proceedings) is authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such proceeding or the protection of the lien, security interest, validity, enforceability, or priority of this Instrument, title to the Property, or any rights of Lender and/or Trustee under the Documents, including the employment of counsel, the prosecution and/or defense of litigation, the compromise, release, or discharge of such adverse claims, the purchase of any tax title, the removal of any such liens and security interests, and any other actions Lender and/or Trustee deems necessary to protect its or their interests. Borrower authorizes Lender and/or Trustee to take any actions required to be taken by Borrower, or permitted to be taken by Lender and/or Trustee, in the Documents in the name and on behalf of Borrower if Borrower fails to take action timely. Borrower shall reimburse Lender and Trustee on demand for all expenses (including reasonable attorneys’ fees) incurred by it/them in connection with the foregoing and Lender’s or Trustee’s exercise of its or their rights under the Documents. All such expenses of Lender and/or Trustee, until reimbursed by Borrower, shall be part of the Obligations, bear interest upon demand at the Default Rate and shall be secured by this Instrument.

Section 3.05 Compliance with Laws and Operation and Maintenance of Property.

(a) Repair and Maintenance. Borrower will operate and maintain the Property in good order, repair, and operating condition. Borrower will promptly make all necessary repairs, replacements, additions, and improvements necessary to ensure that the Property shall not in any way be diminished or impaired. Borrower will not cause or allow any of the Property to be misused, wasted, or to deteriorate and Borrower will not abandon the Property. No new building, structure, or other improvement shall be constructed on the Land nor shall any material part of the Improvements be removed, demolished, or structurally or materially altered, without Lender’s prior written consent.

(b) Replacement of Property. Borrower will keep the Property fully equipped and will replace all worn out or obsolete personal property in a commercially reasonable manner with comparable fixtures or personal property. Borrower will not, without Lender’s prior written consent, remove any personal property covered by this Instrument unless the same is replaced by Borrower in a commercially reasonable manner with a comparable article (i) owned by Borrower free and clear of any lien or security interest (other than the Permitted Encumbrances and those created by this Instrument) or (ii) leased by Borrower (A) with Lender’s prior written consent or (B) if the replaced personal property was leased at the time of execution of this Instrument.

(c) Compliance with Laws. Borrower shall comply with and shall cause the Property to be maintained, used, and operated in compliance with all (i) present and future laws, Environmental Laws (defined below), ordinances, regulations, rules, orders and requirements (including zoning and building codes) of any governmental or quasi-governmental authority or agency applicable to Borrower or the Property (collectively, the “Laws”); (ii) orders, rules, and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization, or other body exercising similar functions; (iii) duties or obligations of any kind imposed under any Permitted Encumbrance (except with respect to covenants prohibiting the sale of liquor) or by law, covenant, condition, agreement, or easement, public or private; and (iv) policies of insurance at any time in force with respect to the Property. If proceedings are initiated or Borrower receives notice that Borrower or the Property is not in compliance with any of the foregoing, Borrower will promptly send Lender notice and a copy of the proceeding or violation notice. Without limiting Lender’s rights and remedies under Article VI or otherwise, if Borrower or the Property are not in compliance with all Laws and Borrower does not promptly cure such non-compliance within

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

the applicable grace or cure period provided thereunder, Lender may impose additional requirements upon Borrower for the purpose of securing such compliance obligation, including monetary reserves or financial equivalents. Borrower shall maintain all necessary (i) certificates, licenses, and other approvals, governmental and otherwise, for the operation of the Property and the conduct of its business and (ii) zoning, building code, land use, environmental and other similar permits or approvals, in full force and effect.

(d) Zoning and Title Matters. Borrower shall not, without Lender’s prior written consent, (i) initiate or support any zoning reclassification of the Property or variance under existing zoning ordinances; (ii) modify or supplement any of the Permitted Encumbrances; (iii) impose any restrictive covenants or encumbrances upon the Property; (iv) execute or file any subdivision plat affecting the Property; (v) consent to the annexation of the Property to any municipality; (vi) permit the Property to be used by the public or any person in a way that might make a claim of adverse possession or any implied dedication or easement possible; (vii) cause or permit the Property to become a non-conforming use under zoning ordinances or any present or future non-conforming use of the Property to be discontinued; or (viii) fail to comply with the terms of the Permitted Encumbrances, except with respect to covenants prohibiting the sale of liquor, prohibiting uses that may be nuisances to other lot owners in the subdivision, such as a soap factory or like industry, 15-foot building set-back line, and Caucasians-only restrictions, all as more particularly set forth in the deeds identified in Item 2 of the Permitted Encumbrances (collectively, the “Unenforceable Restrictions”); provided that, Lender shall not unreasonably withhold its consent to any easements or special exceptions requested by retail Tenants pursuant to Leases approved by Lender (or Leases for which Lender’s approval is not required) under the Assignment and related solely to the Tenant’s use of sidewalk space pursuant to the terms of its Lease.

(e) Utility Service. The Property shall be served by all utilities (including water and sewer) required for its use.

(f) Roads and Streets. All public roads and streets necessary to serve the Property for its use shall be completed, serviceable, legally open, and dedicated to and accepted by the appropriate governmental entities.

(g) Ownership of FF&E. Borrower shall own and shall have paid in full for all furnishings, fixtures, and equipment (other than Tenants’ property) or property leased by Borrower pursuant to equipment leases in compliance with the terms of the Documents used in connection with the operation of the Property, free of all security interests, liens, or encumbrances except the Permitted Encumbrances and those created by this Instrument.

(h) Separate Tax Lot. The Property shall be assessed for real estate tax purposes as one or more wholly independent tax lot(s), separate from any adjoining land or improvements and no other land or improvements shall be assessed and taxed together with the Property.

Section 3.06 Insurance.

(a) Property and Time Element Insurance. Borrower shall keep the Property insured for the benefit of Borrower and Lender (with Lender named as mortgagee) by (i) a “special form cause of loss” property insurance policy with an agreed amount endorsement for full replacement cost (defined below) without any coinsurance provisions or penalties, or the broadest form of coverage available, in an amount sufficient to prevent Lender from ever becoming a coinsurer under the policy or Laws, and with a deductible not to exceed One Hundred Thousand Dollars ($100,000.00); (ii) a policy or endorsement insuring against acts of terrorism, if reasonably available; (iii) [INTENTIONALLY OMITTED]; (iv) a policy or endorsement providing business income insurance (including business interruption insurance,

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

and extra expense insurance and/or rent insurance) on an actual loss sustained basis in an amount equal to at least eighteen (18) months’ total income from the Property including all Rents, which business interruption insurance shall also provide coverage as aforesaid for any additional hazards as may be required pursuant to the terms of this Instrument; (v) a policy or endorsement insuring against damage by flood if the Property is located in a Special Flood Hazard Area identified by the Federal Emergency Management Agency or any successor or related government agency as a 100 year flood plain currently classified as Flood Insurance Rate Map Zones “A”, “AO”, “AH”, “A1-A30”, “AE”, “A99”, “V”, “V1-V30”, and “VE” in an amount not less than $25,000,000.00 (unless coverage in such amount is not available at commercially reasonable rates, in which case Borrower shall obtain as much coverage as possible [up to the aforesaid limit] at commercially reasonable rates); (vi) a policy or endorsement covering against damage or loss from (A) sprinkler system leakage and (B) boilers, boiler tanks, HVAC systems, heating and air-conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, in the amount reasonably required by Lender; (vii) during the period of any construction, repair, restoration, or replacement of the Property or any portion thereof, a standard builder’s risk policy with extended coverage in an amount at least equal to the full replacement cost of the Property (or such applicable portion thereof that is being constructed, repaired, restored or replaced); and (viii) a policy or endorsement covering against damage or loss by earthquake and other natural phenomenon in an amount not less than $25,000,000.00 (unless coverage in such amount is not available at commercially reasonable rates, in which case Borrower shall obtain as much coverage as possible [up to the aforesaid limit] at commercially reasonable rates). “Full replacement cost” shall mean the one hundred percent (100%) replacement cost of the Property, without allowance for depreciation and exclusive of the cost of excavations, foundations, footings, and value of land, and shall be subject to verification by Lender. Full replacement cost will be determined, at Borrower’s expense, periodically upon policy expiration or renewal by the insurance company or an appraiser, engineer, architect, or contractor approved by said company and Lender.

(b) Liability and Other Insurance. Borrower shall maintain commercial general liability insurance with per occurrence limits of $1,000,000, a products/completed operations limit of $2,000,000, and a general aggregate limit of $2,000,000, with an excess/umbrella liability policy of not less than $10,000,000 per occurrence and annual aggregate covering Borrower, with Lender named as an additional insured, against claims for bodily injury or death or property damage occurring in, upon, or about the Property. In addition to any other requirements, such commercial general liability and excess/umbrella liability insurance shall provide insurance against acts of terrorism, if reasonably available, or such coverage shall be provided by separate policies or endorsements. Upon request, Borrower shall also carry additional insurance or additional amounts of insurance covering Borrower or the Property as Lender shall reasonably require to the extent such additional coverage is available on commercially reasonable terms and at commercially reasonable rates.

(c) Form of Policy. All insurance required under this Section shall be fully paid for (it being understood that the premiums for any coverage required under this Section 3.06 may be paid by Borrower in quarterly installments), non-assessable, and the policies shall contain such provisions, endorsements, and expiration dates as Lender shall reasonably require. The policies shall be issued by insurance companies authorized to do business in the Property State, approved by Lender, and must have and maintain a current financial strength rating of “A-, X” (or higher) from A.M. Best or equivalent (or if a rating by A.M. Best is no longer available, a similar rating from a similar or successor service). In addition, all policies shall (i) include a standard mortgagee clause, without contribution, in the name of Lender, (ii) provide that they shall not be canceled, amended, or materially altered (including reduction in the scope or limits of coverage) with respect to the Property without at least thirty (30) days’ prior written notice to Lender except in the event of cancellation for non-payment of premium, in which case only ten (10) days’ prior written notice will be given to Lender, and (iii) include a waiver of subrogation clause substantially equivalent to the following: “The Company may require from the Insured an assignment of

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

all rights of recovery against any party for loss to the extent that payment therefor is made by the Company, but the Company shall not acquire any rights of recovery which the Insured has expressly waived prior to loss, nor shall such waiver affect the Insured’s rights under this policy.”

(d) Original Policies. Borrower shall deliver to Lender (i) original or certified copies of all policies (and renewals) required under this Section and (ii) receipts evidencing payment of all premiums on such policies (or premiums then due under an installment payment plan) at least ten (10) days prior to their expiration. If original and renewal policies are unavailable or if coverage is under a blanket policy, Borrower shall deliver duplicate originals, or, if unavailable, (1) an MBA Evidence of Insurance - Commercial Property form certificate with respect to all insurance coverage required under Section 3.06(a) above and (2) an original ACORD 25 certificate with respect to all insurance coverage required under Section 3.06(b) above (or equivalent certificates acceptable to Lender; provided, however, that any property insurance certificate containing language to the effect that the certificate is provided “for information only” shall not qualify as adequate evidence, unless certificates containing such language become prevailing industry norm for property insurance certificates) evidencing that such policies are in full force and effect, together with certified copies of the original policies. Without limiting Lender’s other rights with respect to the foregoing obligations, if, within ten (10) days prior to the expiration of the current applicable policy, Lender has not received the foregoing items in form and substance acceptable to Lender (as being in compliance with the terms of this Instrument), Lender may retain a commercial property insurance consultant to assist Lender in obtaining adequate evidence that the required insurance coverage is in effect, in which event Borrower shall (i) cooperate with such consultant in confirming that adequate evidence that the required insurance coverage is in effect, and (ii) pay all of the reasonable costs and expenses of such consultant.

(e) General Provisions. Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Section unless endorsed in favor of Lender as per this Section and approved by Lender in all respects. In the event of foreclosure of this Instrument or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Borrower Obligations, all right, title, and interest of Borrower in and to all pending claims and claim rights under all policies of insurance then in force regarding the Property, all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property. No approval by Lender of any insurer shall be construed to be a representation, certification, or warranty of its solvency. No approval by Lender as to the amount, type, or form of any insurance shall be construed to be a representation, certification, or warranty of its sufficiency. Borrower shall comply with all insurance requirements and shall not cause or permit any condition to exist which would be prohibited by any insurance requirement or would invalidate the insurance coverage on the Property. Borrower shall not be exempt from any of the requirements set forth in this Section 3.06 to the extent that a Tenant has agreed to provide the required insurance or a portion thereof pursuant to the terms and provisions of its respective Lease. If a Tenant is carrying any insurance required on the Property, such insurance must fully comply with this Section 3.06. Borrower shall obtain from any such Tenant(s) and provide to Lender documentation sufficient to satisfy the requirements of Section 3.06(d) above. Lender has no duty or obligation to contact any Tenant(s) regarding proof of insurance for the Property.

(f) Waiver of Subrogation. A waiver of subrogation shall be obtained by Borrower from its insurers and, consequently, Borrower for itself, and on behalf of its insurers, hereby waives and releases any and all right to claim or recover against Lender, its officers, employees, agents and representatives, for any loss of or damage to Borrower, other Persons, the Property, Borrower’s property or the property of other Persons from any cause required to be insured against by the provisions of this Instrument or otherwise insured against by Borrower.

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

Section 3.07 Damage and Destruction of Property.

(a) Borrower’s Obligations. If any damage to, loss, or destruction of the Property occurs (any “Damage”), (i) Borrower shall promptly notify Lender and take all necessary steps to preserve any undamaged part of the Property and (ii) if the insurance proceeds are made available for Restoration (defined below) (but regardless of whether any proceeds are sufficient for Restoration), Borrower shall promptly commence and diligently pursue to completion the restoration, replacement, and rebuilding of the Property as nearly as possible to its value and condition immediately prior to the Damage or a Taking (defined below) in accordance with plans and specifications approved by Lender (“Restoration”). Borrower shall comply with other reasonable requirements established by Lender to preserve the security under this Instrument.

(b) Lender’s Rights. If any Damage occurs and some or all of it is covered by insurance, then (i) Lender may, but is not obligated to, make proof of loss if not made promptly by Borrower and Lender is authorized and empowered by Borrower to settle, adjust, or compromise any claims for the Damage; (ii) each insurance company concerned is authorized and directed to make payment directly to Lender for the Damage; and (iii) Lender may apply the insurance proceeds in any order it determines (1) to reimburse Lender for all Costs (defined below) related to collection of the proceeds, and (2) subject to Section 3.07(c) and at Lender’s option, to (A) payment (without any Prepayment Premium) of all or part of the Obligations, whether or not then due and payable, in the order determined by Lender (provided that if any Obligations remain outstanding after this payment, the unpaid Obligations shall continue in full force and effect and Borrower shall not be excused in the payment thereof, except that the monthly principal and interest payment amount due under Section 1(b) of the Note may be adjusted in accordance with the provisions of Section 1(e) of the Note); (B) the cure of any Event of Default under the Documents; or (C) the Restoration. Notwithstanding the foregoing, if there shall then be no Event of Default, Borrower shall have the right to settle, adjust or compromise any claim for Damage and receive immediate payments of proceeds if the total amount of such claim is less than $1,250,000.00, provided, that Borrower promptly uses the full amount of such insurance proceeds for Restoration of the Damage and provides evidence thereof to Lender in a manner acceptable to Lender. Any insurance proceeds held by Lender shall be held without the payment of interest thereon. Notwithstanding anything to the contrary hereinabove, provided there is no Event of Default, and subject to Lender’s reasonable approval, Borrower shall have the right to settle, adjust or compromise any claim for Damage in excess of $1,250,000.00. If Borrower receives any insurance proceeds for the Damage in excess of $1,250,000.00, Borrower shall promptly deliver the proceeds to Lender. Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the insurance proceeds paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section. Borrower expressly assumes all risk of loss from any Damage, whether or not insurable or insured against.

(c) Application of Proceeds to Restoration. Notwithstanding the provisions of Section 3.07(b) above, Lender shall make the Net Proceeds (defined below) available to Borrower for Restoration if: (i) there shall then be no Event of Default; (ii) Lender shall be satisfied that (A) Restoration can and will be completed at least six (6) months prior to the maturity of the Note, and (B) Leases which are terminated or terminable as a result of the Damage cover an aggregate of less than fifteen percent (15%) of the total rentable square footage contained in the Property at the closing of the Loan or such Tenants agree in writing to continue their Leases; (iii) Borrower shall have entered into a general construction contract acceptable in all respects to Lender for Restoration, which contract must include provision for commercially reasonable retainage; and (iv) in Lender’s reasonable judgment, after Restoration has been completed, the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents. Notwithstanding any provision of this Instrument to the contrary, Lender shall not be obligated to make any portion of the Net Proceeds available for Restoration (whether as a result of Damage or a Taking) unless, at the time of the disbursement request, Lender has determined in its reasonable discretion that (y) Restoration can be completed at a cost which does not exceed the aggregate of the remaining Net Proceeds and any funds

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

deposited with Lender by Borrower (“Additional Funds”) and (z) the aggregate of any loss of rental income insurance proceeds which the carrier has acknowledged to be payable (“Rent Loss Proceeds”) and any funds deposited with Lender by Borrower are sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents.

(d) Disbursement of Proceeds. If Lender elects or is required to make insurance proceeds or the Award (defined below), as the case may be, available for Restoration, Lender shall, through a disbursement procedure established by Lender, periodically make available to Borrower in installments the net amount of all insurance proceeds or the Award, as the case may be, received by Lender after deduction of all reasonable costs and expenses incurred by Lender in connection with the collection and disbursement of such proceeds (“Net Proceeds”) and, if any, the Additional Funds. The amounts periodically disbursed to Borrower shall be based upon the amounts currently due under the construction contract for Restoration and Lender’s receipt of (i) appropriate lien waivers, (ii) a certification of the percentage of Restoration completed by an architect or engineer acceptable to Lender, and (iii) title insurance protection against materialmen’s and mechanics’ liens. At Lender’s election, a disbursing agent selected by Lender shall disburse such funds, and Borrower shall pay such agent’s reasonable fees and expenses. The Net Proceeds, Rent Loss Proceeds, and any Additional Funds shall constitute additional security for the Loan and Borrower shall execute, deliver, file and/or record, at its expense, such instruments as Lender requires to grant to Lender a perfected, first-priority security interest in these funds. If the Net Proceeds are made available for Restoration and (x) Borrower refuses or fails to complete the Restoration, (y) an Event of Default occurs, or (z) the Net Proceeds or Additional Funds are not applied to Restoration, then any undisbursed portion may, at Lender’s option, be applied to the Obligations in any order of priority, and any such application to principal shall be deemed a voluntary prepayment subject to the Prepayment Premium.

Section 3.08 Condemnation.

(a) Borrower’s Obligations. Borrower will promptly notify Lender of any threatened or instituted proceedings for the condemnation or taking by eminent domain of the Property including any change in any street (whether as to grade, access, or otherwise) (a “Taking”). Borrower shall, at its expense, (i) diligently prosecute these proceedings, (ii) deliver to Lender copies of all papers served in connection therewith, and (iii) consult and cooperate with Lender in the handling of these proceedings. No settlement of these proceedings shall be made by Borrower without Lender’s prior written consent not to be unreasonably withheld. Lender may participate in these proceedings (but shall not be obligated to do so) and Borrower will sign and deliver all instruments requested by Lender to permit this participation.

(b) Lender’s Rights to Proceeds. All condemnation awards, judgments, decrees, or proceeds of sale in lieu of condemnation (“Award”) are assigned and shall be paid, to Lender. Borrower authorizes Lender to collect and receive them, to give receipts for them, to accept them in the amount received without question or appeal, and/or to appeal any judgment, decree, or award. Borrower will sign and deliver all instruments requested by Lender to permit these actions.

(c) Application of Award. Lender may apply any Award in any order it determines (1) to reimburse Lender for all Costs related to collection of the Award and (2) subject to Section 3.08(d) and at Lender’s option, to (A) payment (without any Prepayment Premium) of all or part of the Obligations, whether or not then due and payable, in the order determined by Lender (provided that if any Obligations remain outstanding after this payment, the unpaid Obligations shall continue in full force and effect and Borrower shall not be excused in the payment thereof, except that the monthly principal and interest payment amount due under Section 1(b) of the Note may be adjusted in accordance with the provisions of Section 1(e) of the Note); (B) the cure of any Event of Default under the Documents; or (C) the Restoration. If Borrower receives any Award, Borrower shall promptly deliver such Award to Lender.

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the Award paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section.

(d) Application of Award to Restoration. Lender shall permit the application of the Award to Restoration if: (i) no more than (A) twenty percent (20%) of the gross area of the Improvements; or (B) twenty percent (20%) of the parking spaces is affected by the Taking, (ii) the amount of the loss does not exceed twenty percent (20%) of the original amount of the Note; (iii) the Taking does not affect access to the Property from any public right-of-way; (iv) there is no Event of Default at the time of the Taking or the application of the Award; (v) after Restoration, the Property and its use will be in compliance with all Laws; (vi) in Lender’s reasonable judgment, Restoration is practical and can be completed at least six (6) months prior to the maturity of the Note; (vii) the Tenants under Major Leases (as defined in the Assignment) agree in writing to continue their Leases without abatement of rent (other than for any portion of their Lease premises which was taken in the Taking); (viii) Borrower shall have entered into a general construction contract acceptable in all respects to Lender for Restoration, which contract must include provision for commercially reasonable retainage; and (ix) in Lender’s reasonable judgment, after Restoration has been completed the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Documents. Any portion of the Award that is (i) for loss of value or property or (ii) in excess of the cost of any Restoration permitted above, may, in Lender’s sole discretion, be applied against the Obligations or paid to Borrower. If the Award is disbursed to Borrower under the provisions of this Section 3.08(d), then such Award shall be disbursed to Borrower in accordance with the terms and conditions of Section 3.07(d).

(e) Effect on the Obligations. Notwithstanding any Taking, Borrower shall continue to pay and perform the Obligations as provided in the Documents, as they may be adjusted pursuant to Paragraph 1(e) of the Note. Any reduction in the Obligations due to application of the Award shall take effect only upon Lender’s actual receipt and application of the Award to the Obligations. If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Lender’s actual receipt of the Award, Lender may apply the Award received to the extent of any deficiency upon such sale and Costs incurred by Lender in connection with such sale.

Section 3.09 Liens and Liabilities. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Property or the Improvements (collectively, “Property Payables”); provided, however, Borrower shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Lender and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Borrower shall contest any such claim or demand, Borrower shall promptly notify Lender of such contest and thereafter shall, upon Lender’s request, promptly provide a bond, cash deposit or other security satisfactory to Lender to protect Lender’s interest and security should the contest be unsuccessful, unless the lien has already been bonded off in which case no additional security shall be required. If Borrower shall fail to discharge or provide security against any such claim or demand within sixty (60) days after the filing of a mechanic’s lien, Lender or Trustee may do so and any and all expenses incurred by Lender or Trustee, together with interest thereon at the Default Rate from the date incurred by Lender until actually paid by Borrower, shall be immediately paid by Borrower on demand and shall be secured by this Instrument and by all other Documents securing all or any part of the Obligations. Borrower shall, at its sole expense, do everything necessary to preserve the lien and security interest created by this Instrument and its priority. Nothing in the Documents shall be deemed or construed as constituting the consent or request by Lender or Trustee, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

material for any improvement, construction, alteration, or repair of the Property. Borrower further agrees that neither Lender nor Trustee stands in any fiduciary relationship to Borrower. Any contributions made, directly or indirectly, to Borrower by or on behalf of any of its partners, members, principals or any party related to such parties shall be treated as equity or Affiliate Loans (to the extent permitted by Section 5.01 hereof) and shall be subordinate and inferior to the rights of Lender under the Documents.

Section 3.10 Tax and Insurance Deposits. At Lender’s option (i) following an Event of Default (unless Lender has accepted cure of such Event of Default by specific written statement from Lender to Borrower acknowledging Lender’s acceptance of such cure, and Borrower specifically understands and agrees that Lender shall have no obligation to accept the cure of any Event of Default) or (ii) in the event that Borrower fails, within thirty (30) days after request from Lender, to timely deliver to Lender evidence of payment of Assessments or evidence that required insurance policies have been renewed, as required by Section 3.03(a) and Section 3.06(d), respectively, Borrower shall make monthly deposits (“Deposits”) with Lender equal to one-twelfth (1/12) of the annual Assessments (except for income taxes, franchise taxes, ground rents, maintenance charges and utility charges) and the premiums for insurance required under Section 3.06 (the “Insurance Premiums”) together with amounts sufficient to pay these items thirty (30) days before they are due (collectively, the “Impositions”). Lender shall estimate the amount of the Deposits until ascertainable. At that time, Borrower shall promptly deposit any deficiency. Borrower shall promptly notify Lender of any changes to the amounts, schedules and instructions for payment of the Impositions. Borrower authorizes Lender or its agent to obtain the bills for Assessments directly from the appropriate tax or governmental authority. All Deposits are pledged to Lender and shall constitute additional security for the Obligations. The Deposits shall be held by Lender without interest (except to the extent required under Laws) and may be commingled with other funds. If (i) there is no Event of Default at the time of payment, (ii) Borrower has delivered bills or invoices to Lender for the Impositions in sufficient time to pay them when due, and (iii) the Deposits are sufficient to pay the Impositions or Borrower has deposited the necessary additional amount, then Lender shall pay the Impositions prior to their due date. Any Deposits remaining after payment of the Impositions shall, at Lender’s option, be credited against the Deposits required for the following year or paid to Borrower. If an Event of Default occurs, the Deposits may, at Lender’s option, be applied to the Obligations in any order of priority. Any application to principal shall be deemed a voluntary prepayment subject to the Prepayment Premium. Borrower shall not claim any credit against the principal and interest due under the Note for the Deposits. Upon an assignment or other transfer of this Instrument, Lender may pay over the Deposits in its possession to the assignee or transferee and then it shall be completely released from all liability with respect to the Deposits. Borrower shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of the Deposits to a new assignee or transferee. Subject to Article V, a transfer of title to the Land shall automatically transfer to the new owner the beneficial interest in the Deposits. Upon full payment and satisfaction of this Instrument or, at Lender’s option, at any prior time, the balance of the Deposits in Lender’s possession shall be paid over to the record owner of the Property and no other party shall have any right or claim to the Deposits. Lender may transfer all its duties under this Section to such servicer or financial institution as Lender may periodically designate and Borrower agrees to make the Deposits to such servicer or institution.

Section 3.11 ERISA.

(a) Borrower understands and acknowledges that, as of the date hereof, the source of funds from which Lender is extending the Loan will include one or more of the following accounts: (i) an “insurance company general account,” as that term is defined in Prohibited Transaction Class Exemption (“PTE”) 95-60 (60 Fed. Reg. 35925 (Jul. 12, 1995)), as to which Lender meets the conditions for relief in Sections I and IV of PTE 95-60, and as to which no plan exceeds the 10% limit in Section I(a) of PTE 95-60; (ii) [INTENTIONALLY OMITTED]; and (iii) one or more insurance company separate accounts maintained solely in connection with fixed contractual obligations of the insurance company, under which the amounts payable or credited to the plan are not affected in any manner by the investment performance of the separate account.

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(b) Borrower represents and warrants to Lender that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) [INTENTIONALLY OMITTED]; (iii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, or if subject to such statutes, is not in violation thereof in the execution of the Documents and the making of the Loan thereunder; (iv) the assets of Borrower do not constitute “plan assets” of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101; and (v) one or more of the following circumstances is true: (1) equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (2) less than twenty-five percent (25%) of all equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (3) Borrower qualifies as an “operating company,” a “venture capital operating company” or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or (e), respectively.

(c) Borrower shall deliver to Lender such certifications and/or other evidence periodically requested by Lender, in its sole discretion, to verify the representations and warranties in Section 3.11(b) above. Failure to deliver these certifications or evidence, breach of these representations and warranties, or consummation of any transaction which would cause this Instrument or any exercise of Lender’s rights under this Instrument to (i) constitute a non-exempt prohibited transaction under ERISA or (ii) violate ERISA or any state statute regulating governmental plans (collectively, a “Violation”), shall be an Event of Default. Notwithstanding anything in the Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in Borrower or the Property (including creation of a junior lien, encumbrance or leasehold interest) shall be permitted which would, in Lender’s opinion, negate Borrower’s representations in this Section or cause a Violation. Except with respect to transfers not subject to Lender consent pursuant to Section 5.01(b) hereof (but without limiting the certification requirements set forth in Section 5.01), at least fifteen (15) days before consummation of any of the foregoing, Borrower shall obtain from the proposed transferee or lienholder (i) a certification to Lender that the representations and warranties of Section 3.11(b) will be true after consummation and (ii) an agreement to comply with this Section 3.11.

Section 3.12 Environmental Representations, Warranties, and Covenants.

(a) Environmental Representations and Warranties. Borrower represents and warrants, to the best of Borrower’s knowledge and additionally based upon the environmental site assessment report of the Property prepared by ATC Associates Inc., dated February 21, 2011 (the “Environmental Report”), that except as disclosed in the Environmental Report: (i) there are no Hazardous Materials (defined below) or underground storage tanks affecting the Property (“affecting the Property” shall mean “in, on, under, stored, used or migrating to or from the Property”) except for (A) routine office, cleaning, janitorial and other materials and supplies necessary to operate the Property for its current use and (B) Hazardous Materials that are (1) in compliance with Environmental Laws (defined below), (2) have all required permits, and (3) are in only the amounts necessary to operate the Property; (ii) there are no past, present or threatened Releases (defined below) of Hazardous Materials in violation of any Environmental Law affecting the Property except for Releases which have been fully remediated in accordance with Environmental Laws; (iii) there is no past or present non-compliance with Environmental Laws or with permits issued pursuant thereto except for Releases which have been fully remediated in accordance with Environmental Laws; (iv) Borrower does not know of, and has not received, any written or oral notice or communication from any person relating to Hazardous Materials affecting the Property; and (v) Borrower has provided to Lender, in writing, all information relating to violations of Environmental Laws affecting

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the Property known to Borrower or contained in Borrower’s files (unless such violations have been cured in accordance with Environmental Laws). “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that apply to Borrower or the Property and relate to Hazardous Materials including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act. “Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; Microbial Matter, infectious substances, asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” within the meaning of any Environmental Law. “Release” of any Hazardous Materials includes any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, pumping, pouring, escaping, dumping, disposing or other movement of Hazardous Materials. “Microbial Matter” shall mean the presence of fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew and viruses, whether or not such Microbial Matter is living.

(b) Environmental Covenants. Borrower covenants and agrees that: (i) Borrower shall use and operate (and shall use commercially reasonable efforts to cause all tenants, invitees and other parties having access to the Premises to use and operate) the Property in compliance with all Environmental Laws and required permits; (ii) it shall use all reasonable efforts to prevent Releases of Hazardous Materials on or in the operation of the Property in violation of Environmental Laws; (iii) there shall be no Hazardous Materials on or in the operation of the Property except (A) routine office, cleaning and janitorial supplies, (B) in compliance with all Environmental Laws, (C) in compliance with all required permits, and (D) (1) in only the amounts necessary to operate the Property or (2) as shall have been fully disclosed to and approved by Lender in writing; (iv) Borrower shall keep the Property free and clear of all liens and encumbrances imposed by any Environmental Laws due to any act or omission by Borrower or any person (the “Environmental Liens”); (v) Borrower shall, at its sole expense, fully and expeditiously cooperate in all activities performed under Section 3.12(c) including providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall, at its sole expense, (A) cause to be performed any environmental site assessment or other investigation of environmental conditions at the Property upon Lender’s request based on Lender’s reasonable belief that the Property is not in compliance with all Environmental Laws, (B) share with Lender the results and reports and Lender and the Indemnified Parties (defined below) shall be entitled to rely on such results and reports, and (C) complete any remediation of Hazardous Materials affecting the Property or other actions required by any Environmental Laws; (vii) Borrower shall use commercially reasonable efforts to prevent any Tenant or other user of the Property from violating any Environmental Law; (viii) Borrower shall immediately notify Lender in writing after it becomes aware of (A) the presence, Release, or threatened Release of Hazardous Materials affecting the Property, (B) any non-compliance of the Property with any Environmental Laws, (C) any actual or potential Environmental Lien, (D) any required or proposed remediation of environmental conditions relating to the Property, or (E) any written communication or notice from any person relating to Hazardous Materials, or any oral communication relating to or alleging any violation or potential violation of Environmental Law, and (ix) if an Asbestos Operation and Maintenance Plan and any other Operation and Maintenance Plan (collectively, the “O&M Plan”) is in effect (or required by Lender to be implemented) at the time of the closing of the Loan, then Borrower shall, at its sole expense, implement and continue the O&M Plan (with any modifications required to comply with applicable Laws) until payment and full satisfaction of the Obligations.

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(c) Lender’s Rights. Lender and any person designated by Lender may enter the Property to assess the environmental condition of the Property and its use including (i) conducting any environmental assessment or audit (the scope of which shall be determined by Lender) and (ii) taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing at all reasonable times when (A) an Event of Default has occurred under the Documents, (B) Lender reasonably believes that a Release has occurred or the Property is not in compliance with all Environmental Laws, or (C) the Loan is being considered for sale (any out-of-pocket expenses incurred in connection with the entry under clause (C) only shall be at Lender’s expense). Borrower shall cooperate with and provide access to Lender and such person, and/or grant licenses to Lender enabling Lender to conduct any testing and remediation that Lender is entitled to undertake pursuant to the terms hereof.

(d) Confirmation of Termination. This Section 3.12 (and the Environmental Indemnity) shall terminate if: (i) the Loan is paid in full in accordance with the terms of the Documents other than through or as a result of Lender taking enforcement action (including, but not limited to, foreclosure, trustee’s sale, or deed-in-lieu of foreclosure), (ii) Borrower requests in writing, pursuant to a notice delivered to Lender not sooner than twenty-four (24) months after the date of the payment of the Loan in full by Borrower pursuant to the terms of the Documents (other than through or as a result of Lender taking enforcement action, including, but not limited to, foreclosure, trustee’s sale, or deed-in-lieu of foreclosure), that Lender provide the Confirmation of Termination (as defined below), (iii) at the time Borrower requests that Lender deliver the Confirmation of Termination, Borrower shall deliver to Lender a then-current environmental report of the Property from an environmental consultant acceptable to Lender showing neither any violation of Environmental Laws nor the presence of any Hazardous Materials on the Property in violation of Environmental Laws and in all other respects acceptable in form and substance to Lender, and (iv) there is no pending or threatened environmental claim, investigation, violation or action related to the Property or related to this Section 3.12 (or the Environmental Indemnity) at the time Borrower requests Lender to provide the Confirmation of Termination. If each of the foregoing conditions is complied with, then Lender shall provide Borrower with the Confirmation of Termination. The “Confirmation of Termination” shall mean that Lender shall provide Borrower with a written confirmation that this Section 3.12 of the Instrument and the Environmental Indemnity are terminated.

Section 3.13 Electronic Payments. Unless directed otherwise in writing by Lender, all payments due under the Documents shall be made by electronic funds transfer debit entries to Borrower’s account at an Automated Clearing House member bank satisfactory to Lender or by similar electronic transfer process selected by Lender. Each payment due under the Documents shall be initiated by Lender through the Automated Clearing House network (or similar electronic process) for settlement on the Due Date (as defined in the Note) for the payment. Borrower shall, at Borrower’s sole cost and expense, direct its bank in writing to permit such electronic fund transfer debit entries (or similar electronic transfer) to be made by Lender. Prior to each payment Due Date under the Documents, Borrower shall deposit and/or maintain sufficient funds in Borrower’s account to cover each debit entry. Any charges or costs, if any, by Borrower’s bank for the foregoing shall be paid by Borrower.

Section 3.14 Inspection. Borrower shall allow Lender and any person designated by Lender to enter upon the Property and conduct tests or inspect the Property at all reasonable times. Borrower shall assist Lender and such person in effecting said inspection.

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Clarendon Center/Deed of Trust

Section 3.15 Records, Reports, and Audits.

(a) Records and Reports. (i) Borrower shall maintain complete and accurate books and records with respect to all operations of, or transactions involving, the Property. Annually (and upon Lender’s request, quarterly) Borrower shall furnish Lender financial statements for the most current fiscal year (including a schedule of all related Obligations and contingent liabilities) for (A) Borrower, (B) any general partner or managing member of Borrower, and any general partner or managing member of any general partner of Borrower, (C) Saul Centers, Inc. (“SCI”) and any other guarantors or sureties of the Note, and (D) any Major Tenants to the extent Borrower can obtain them with commercially reasonable efforts. Annually (and upon Lender’s request, quarterly), Borrower shall furnish Lender (1) operating statements showing cash flow and capital expenditures for the Property including income and expenses (before and after Obligations service), major capital improvements, a schedule showing tenant sales and percentage rent for retail properties where sales are reported, and the average daily rate and average daily occupancy for hotel properties; (2) copies of paid tax receipts for the Property; (3) a certified rent roll including security deposits held, the expiration of the terms of the Leases, and identification and explanation of any Tenants to whom Borrower has sent a notice of default, which default has not been cured; (4) a budget showing projected income and expenses (before and after Obligations service) for the next twelve (12) month budget period; (5) any appraisals of the Property performed on behalf of any Recourse Parties and/or SHLP during the previous year; and (6) upon Lender’s request following an Event of Default, (x) a schedule showing Borrower’s tax basis in the Property, (y) the distribution of economic interests in the Property, and (z) copies of any other loan documents affecting the Property.

(ii) Notwithstanding anything to the contrary in Section 3.15 (a) (i) above, Borrower shall, until the Property has achieved the Targeted Leasing Standard (as defined below), deliver the following information to Lender within sixty (60) days following the end of each calendar quarter:

(1) An operating statement showing cash flow and capital expenditures for the Property including income and expenses (before and after the debt service on the Loan), major capital improvements, and if applicable, a schedule showing tenant sales and percentage rent for retail properties;

(2) A certified rent roll including security deposits held, the expiration of the terms of the Leases, and identification and explanation of any tenants in default;

(3) Borrower’s written analysis (with the format of such analysis being reasonably satisfactory to Lender) of (A) the Property’s actual property performance during the most recent quarter, including leasing velocity, rental rates and cash flow in comparison to the pro forma Borrower delivered to Lender prior to date of this Instrument, (B) the concessions granted in connection with Leases entered into during the most recent quarter, the average rental rate achieved on such Leases, and projections of leasing expected to be achieved during the current quarter as well as projections of concessions that will be offered during the current quarter, and (C) whether Borrower is on time and on budget with respect to capital improvements to the Property, renovation and rehabilitation expenses, and tenant finish costs; and

(4) A comparison of the budget for the Property to actual quarterly results with both monthly and year-to-date information included.

The “Targeted Leasing Standard” shall be achieved when the Property is ninety-two percent (92%) leased to tenants in physical occupancy, paying full rent, open for business (with respect to retail tenant only), with credit reasonably acceptable to Lender (with respect to office and retail tenants under Leases first entered into after the Closing of the Loan only), and not in monetary default or material non-monetary default under the terms of such tenant’s Lease and the Debt Service Coverage Ratio (as defined below) is at least 1.35 to 1.00. The term “Debt Service Coverage Ratio” shall mean the ratio, as

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reasonably determined by Lender, calculated by dividing (i) net operating income (“NOI”) by (ii) total annual debt service (“TADS”). NOI is the gross annual income realized from operations of the Property for the applicable twelve (12) month period after subtracting all necessary and ordinary operating expenses (both fixed and variable) for that twelve (12) month period (assuming for expense purposes only that the Property is ninety-five percent (95%) leased and occupied if actual leasing is less than ninety-five percent [95%]), including, without limitation, utilities, administrative, cleaning, landscaping, security, repairs, and maintenance, ground rent payments, management fees, reserves for replacements, real estate and other taxes (on a fully-assessed basis after transfer of the Property), assessments and insurance, but excluding deduction for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures (including but not limited to initial construction), and other similar non-cash items. Gross income shall be based on the cash actually received for the preceding twelve months and projected income based on leases in place for the next succeeding twelve months, and ordinary operating expenses shall not be prepaid. Documentation of NOI and expenses shall be certified by an officer of Borrower with detail satisfactory to Lender and shall be subject to the approval of Lender. TADS shall mean the aggregate debt service payments for any given calendar year on the Loan and on all other indebtedness secured, or to be secured, by any part of the Property. Notwithstanding anything to the contrary in this paragraph, for the purposes of calculating NOI in connection with determining whether the Targeted Leasing Standard has been achieved, or the minimum Debt Service Coverage Ratio has been achieved pursuant to Section 2(c) of the Escrow Agreement (Debt Service) or Section 24(c) of the Partial Recourse Guaranty, gross annual income realized from operations of the Property shall be calculated based on the cash actually received for the preceding three months and then annualized. For the avoidance of doubt, the immediately preceding sentence shall only be applicable in connection with calculations made pursuant to this Section 3.15(a)(ii) or elsewhere in the Documents where this Section 3.15 is specifically referenced in connection with the calculation of NOI.

(b) Delivery of Reports. All of the reports, statements, and items required under this Section shall be (i) certified as being true, correct, and accurate by an authorized person, partner, or officer of the delivering party or, at the deliverer’s option, audited by a Certified Public Accountant; (ii) satisfactory to Lender in form and substance (Lender acknowledges that the form and substance of the financial statements submitted to Lender in connection with the Application were satisfactory); and (iii) delivered within (A) ninety (90) days after the end of Borrower’s fiscal year for annual reports and (B) forty-five (45) days after the end of each calendar quarter for quarterly reports. If any one report, statement, or item is not received by Lender on its due date, a late fee of Five Hundred and No/100 Dollars ($500.00) per month shall be due and payable by Borrower; provided, that before the first late fee is imposed each calendar year, Lender will give Borrower written notice of such failure and fifteen (15) days to deliver such report, statement or item. If any one report, statement, or item is not received after the expiration of (y) thirty (30) days after written notice from Lender (the “First Notice”) and (z) ten (10) days after delivery of a second written notice from Lender (the “Second Notice”), which Second Notice shall not be delivered before the date that is thirty (30) days after delivery of the First Notice, Lender may immediately declare an Event of Default under the Documents. Borrower shall (i) provide Lender with such additional financial, management, or other information regarding Borrower, the sole member of Borrower, or the Property, as Lender may reasonably request and (ii) upon Lender’s request, deliver all items required by Section 3.15 in an electronic format (i.e. on computer disks) or by electronic transmission acceptable to Lender.

(c) Inspection of Records. Borrower shall allow Lender or any person designated by Lender to examine, audit, and make copies of all such books and records and all supporting data at the place where these items are located at all reasonable times after reasonable advance notice; provided that no notice shall be required after any Event of Default under the Documents. Borrower shall assist Lender in effecting such examination. Upon five (5) days’ prior notice, Lender may inspect and make copies of Borrower’s or the sole member of Borrower’s income tax returns with respect to the Property for the purpose of verifying any items referenced in this Section.

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Clarendon Center/Deed of Trust

Section 3.16 Borrower’s Certificates. Within ten (10) days after Lender’s request, Borrower shall furnish a written certification to Lender and any Investors (defined below) as to (a) the amount of the Obligations outstanding; (b) the interest rate, terms of payment, and maturity date of the Note; (c) the date to which payments have been paid under the Note; (d) whether any offsets or defenses exist against the Obligations and a detailed description of any listed; (e) whether all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications); (f) the date to which the Rents have been paid; (g) whether, to the best knowledge of Borrower, any material defaults exist under the Leases and a detailed description of any listed; (h) the security deposit held by Borrower under each Lease and that such amount is the amount required under such Lease; (i) whether there are any defaults (or events which with the passage of time and/or giving of notice would constitute a default) under the Documents and a detailed description of any listed; (j) whether the Documents are in full force and effect; and (k) any other matters reasonably requested by Lender related to the Leases, the Obligations, the Property, or the Documents. For all non-residential properties and promptly upon Lender’s request, Borrower shall use good faith, commercially reasonable efforts to deliver a written certification to Lender and Investors from Tenants specified by Lender that: (a) their Leases are in full force and effect; (b) there are no defaults (or events which with the passage of time and/or notice would constitute a default) under their Leases and a detailed description of any listed; (c) none of the Rents have been paid more than one month in advance; (d) there are no offsets or defenses against the Rents and a detailed description of any listed; and (e) any other matters reasonably requested by Lender related to the Leases; provided, however, that Borrower shall not have to pay money to a Tenant to obtain such certification, but it will deliver a landlord’s certification for any certification it cannot obtain.

Section 3.17 Intentionally Deleted.

Section 3.18 Additional Security. No other security now existing or taken later to secure the Obligations shall be affected by the execution of the Documents and all additional security shall be held as cumulative. The taking of additional security, execution of partial releases, or extension of the time for the payment obligations of Borrower shall not diminish the effect and lien of this Instrument and shall not affect the liability or obligations of any maker or guarantor. Neither the acceptance of the Documents nor their enforcement shall prejudice or affect Lender’s or Trustee’s right to realize upon or enforce any other security now or later held by Lender or Trustee. Lender and/or Trustee may enforce the Documents or any other security in such order and manner as either of them may determine in its respective discretion.

Section 3.19 Further Acts. Borrower shall take all necessary actions to (i) keep valid and effective the lien and rights of Lender and Trustee under the Documents and (ii) protect the lawful owner of the Documents. Promptly upon request by Lender or Trustee, and at Borrower’s expense, Borrower shall execute additional instruments and take such actions as Lender and/or Trustee reasonably believes are necessary or desirable to (a) maintain or grant Lender and Trustee a first-priority, perfected lien on the Property, (b) grant to Lender and Trustee, to the fullest extent permitted by Laws, the right to foreclose on, or transfer title to, the Property non-judicially, (c) correct any error or omission in the Documents, and (d) effect the intent of the Documents, including filing/recording the Documents, additional mortgages or deeds of trust, financing statements, and other instruments.

Section 3.20 Compliance with Anti-Terrorism Regulations.

(a) Borrower hereby covenants and agrees that (i) neither Borrower nor any guarantor, will knowingly conduct business with or engage in any transaction with any person or entity named on any of the OFAC Lists or any person or entity included in, owned by, controlled by, acting for or on behalf of,

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providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists; and (ii) Borrower shall take such actions as may be required by Laws to prevent any persons or entities holding any legal or beneficial interests whatsoever in Borrower or any guarantor (whether directly or indirectly), from knowingly conducting business with or engaging in any transaction with any person or entity named on any of the OFAC Lists or any person or entity included in, owned by, controlled by, acting for, or on behalf of, providing assistance, support, sponsorship or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists.

(b) Borrower hereby covenants and agrees that it will comply at all times with the requirements of Executive Order 13224; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06; the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56; the Iraqi Sanctions Act, Pub. L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act, (enacting 8 U.S.C. Section 219, 18 U.S.C. Section 2332d, and 18 U.S.C. Section 2339b); the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597 and any similar laws or regulations currently in force or hereafter enacted (collectively, the “Anti-Terrorism Regulations”).

(c) Borrower hereby covenants and agrees that if it becomes aware or receives any notice that Borrower, any guarantor or the Property, or any person or entity holding any legal or beneficial interest whatsoever (whether directly or indirectly) in Borrower, any guarantor or in the Property, is named on any of the OFAC Lists (such occurrence, an “OFAC Violation”), Borrower will immediately (i) give notice to Lender of such OFAC Violation, and (ii) comply with all Laws applicable to such OFAC Violation (regardless of whether the party included on any of the OFAC Lists is located within the jurisdiction of the United States of America), including, without limitation, the Anti-Terrorism Regulations, and Borrower hereby authorizes and consents to Lender’s taking any and all steps Lender deems necessary, in its sole discretion, to comply with all Laws applicable to any such OFAC Violation, including, without limitation, the requirements of the Anti-Terrorism Regulations (including the “freezing” and/or “blocking” of assets).

(d) Upon Lender’s request from time to time during the term of the Loan, Borrower agrees to deliver a certification confirming that the representations and warranties set forth in Section 2.09 above remain true and correct as of the date of such certificate and confirming Borrower’s and any guarantor’s compliance with this Section 3.20.

Section 3.21 Compliance with Property as Single Asset. Borrower hereby covenants and agrees that (i) during the term of the Loan, Borrower shall not own any assets in addition to the Property, (ii) the Property shall remain as a single property or project comprised of three (3) separate buildings (prior to any Partial Release that may occur pursuant to Section 5.03 hereof), and (iii) during the term of the Loan, the Property shall generate substantially all of the gross income of Borrower and there shall be no substantial business being conducted, either directly or indirectly, by Borrower other than the business of operating the Property and the activities incidental thereto.

Section 3.22 Intentionally Deleted.

Section 3.23 Intentionally Deleted.

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Section 3.24 Tax Status of Borrower. Borrower shall not be a “foreign person” within the meaning of Sections 1445 and 7701 of the Revenue Code. Borrower currently is a “disregarded entity” as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Revenue Code, and Borrower shall not change such tax status if such change would violate the provisions of Section 5.01 below.

Section 3.25 Disclosure. Borrower shall disclose to Lender any material fact that could cause any representation or warranty made in this Instrument to be materially misleading.

Section 3.26 Illegal Activity. No portion of the Property will be purchased, improved, fixtured, equipped or furnished by Borrower with proceeds of any illegal activity, and neither Borrower nor Borrower shall engage in, and Borrower shall take commercially reasonable efforts to prevent others from engaging in, illegal activities at or on the Property.

ARTICLE IV - ADDITIONAL ADVANCES; EXPENSES; SUBROGATION

Section 4.01 Expenses and Advances. Borrower shall pay all reasonable appraisal, recording, filing, registration, brokerage, abstract, title insurance (including premiums), title searches and examinations, surveys and similar data and assurances with respect to title, U.C.C. search, escrow, attorneys’ (both in-house staff and retained attorneys), engineers’, environmental engineers’, environmental testing, and architects’ fees, costs (including travel), expenses, and disbursements incurred by Borrower, Lender, or Trustee and reasonable fees charged by Lender and/or Trustee in connection with the granting, closing, servicing (other than routine loan servicing performed in the ordinary course of business and for the performance of which Lender is not routinely reimbursed by other borrowers in the ordinary course of Lender’s business), and enforcement of the Loan and the Documents or other costs and expenses payable by Borrower or reimburseable to Lender under the Documents. The term “Costs” shall mean any of the foregoing incurred in connection with (a) any default by Borrower under the Documents, (b) the servicing (other than routine loan servicing performed in the ordinary course of business and for the performance of which Lender is not routinely reimbursed by other borrowers in the ordinary course of Lender’s business) of the Loan, or (c) the exercise, enforcement, compromise, defense, litigation, or settlement of any of Lender’s and Trustee’s rights or remedies under the Documents or relating to the Loan or the Obligations. If Borrower fails to pay any amounts or perform any actions required under the Documents and the same is not cured within applicable grace or cure periods, Lender or Trustee may (but shall not be obligated to) advance sums to pay such amounts or perform such actions. Borrower grants Lender or Trustee the right to enter upon and take possession of the Property to remedy any such failure and the right to take such actions in Borrower’s name if such failure is not cured within applicable grace or cure period. No advance or performance shall be deemed to have cured a default by Borrower. All (a) sums advanced by or payable to Lender or Trustee per this Section or under applicable Laws, (b) except as expressly provided in the Documents, payments due under the Documents which are not paid in full when due (subject to applicable notice, grace and cure periods), and (c) Costs, shall: (i) be deemed demand obligations, (ii) bear interest upon demand at the Default Rate until paid if not paid on demand, (iii) be part of, together with such interest, the Obligations, and (iv) be secured by the Documents. Lender or Trustee, upon making any such advance, shall also be subrogated to rights of the person receiving such advance.

Section 4.02 Subrogation. If any proceeds of the Note were used to extinguish, extend or renew any indebtedness on the Property, then, to the extent of the funds so used, (a) Lender and Trustee shall be subrogated to all liens, titles and interests existing on the Property held by the holder of such indebtedness and (b) these liens, titles and interests are not waived but rather shall (i) continue in full force and effect in favor of Lender and Trustee and (ii) are merged with the lien and security interest created by the Documents as cumulative security for the payment and performance of the Obligations.

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ARTICLE V - SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY

Section 5.01 Due-on-Sale or Encumbrance.

(a) It shall be an Event of Default and, at the sole option of Lender, Lender may accelerate the Obligations and the entire Obligations (including any Prepayment Premium) shall become immediately due and payable, if, without Lender’s prior written consent (which consent may be given or withheld for any or for no reason or given conditionally, in Lender’s sole discretion) any of the following shall occur:

(i) Borrower shall sell, convey, assign, transfer, dispose of or be divested of its title to, convey security title to, mortgage, encumber or cause to be encumbered (except for the imposition of mechanics’ or materialmen’s liens which are removed, bonded off, or otherwise discharged within sixty (60) days after the filing of such mechanics’ or materialmen’s lien) the Property or any interest therein, in any manner or way, whether voluntary or involuntary; or

(ii) in the event of any merger, consolidation, sale, transfer, assignment, liquidation, or dissolution involving any or all of the assets of Borrower (except for the sale or transfer of physical personal property at the end of its useful life) or all or substantially all of the assets of any general partner or managing member of Borrower; or

(iii) in the event of the assignment, transfer, pledge, voluntary or involuntary sale, or encumbrance (or any of the foregoing at one time or over any period of time) of:

(1) (1) any ownership interests in Borrower, regardless of the type or form of entity of Borrower, (2) the voting stock or ownership interest of any corporation or limited liability company which is, respectively, general partner or managing member of Borrower or any corporation or limited liability company directly or indirectly owning ten percent (10%) or more of any such corporation or limited liability company, or (3) the ownership interests in any owner of ten percent (10%) or more of the beneficial interests of Borrower if Borrower is a trust; or

(2) any general partnership, managing member or controlling interest in (1) Borrower, (2) an entity which is in Borrower’s chain of ownership and which is derivatively liable for the obligations of Borrower, or (3) any entity that has the right to participate directly or indirectly in the control of the management or operations of Borrower; or

(iv) in the event of the conversion of any general partnership interest in Borrower to a limited partnership interest, if Borrower is a partnership; or

(v) in the event of any substitution, removal, or resignation of any general partner of Borrower, if Borrower is a partnership; or

(vi) in the event of any change, removal, addition or resignation of a managing member of Borrower (or if no managing member, any member) if Borrower is a limited liability company; or

(vii) Borrower shall (A) guarantee, or otherwise agree to be liable for (whether conditionally or unconditionally), any obligations of any person or entity or (B) obtain any unsecured debt except for (1) customary and reasonable short-term trade payables obtained by Borrower and repaid by Borrower in the ordinary course of Borrower’s business and (2) as long as there is no Event of Default under the Loan, loans to Borrower from natural persons or entities that directly or indirectly own an

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interest in Borrower or share common ownership with Borrower (“Affiliate Loans”), provided such Affiliate Loans shall be unsecured, shall be expressly subordinate in all respects to the Loan and the rights of Lender (which subordination shall be pursuant to documentation acceptable to Lender and shall contain such controls with respect to such subordination as Lender shall require, including, but not limited to, the payment obligations under such Affiliate Loans and the collection rights of the holders of such Affiliate Loans shall be subordinate in all respects to the Loan), and do not exceed in the aggregate Ten Million and No/100 Dollars ($10,000,000.00), and Borrower shall pay (x) all costs and expenses incurred by Lender for the processing of Borrower’s request for such Affiliate Loans including a processing fee of $1,500 and (y) all other costs and expenses (including attorneys’ fees and expenses for Lender’s outside counsel) involved in such proposed Affiliate Loans, the drafting and negotiation of the subordination and intercreditor agreement (which shall provide for certain controls over such Affiliate Loans in the event of a bankruptcy of Borrower), and the preparation, review and negotiation of any other documents deemed reasonably necessary by Lender.

(b) Notwithstanding any of the foregoing to the contrary, the provisions of Section 5.01(a) above will not apply to transfers by B.F. Saul II or B.F. Saul III of ownership interests in SHLP and SCI as a result of the death of either of them, or in connection with conveyances by either B.F. Saul II or B.F. Saul III in connection with estate planning to a spouse, son or daughter or descendant of either, or to a stepson or stepdaughter or descendant of either. Additionally, provided that no non-monetary Event of Default for which Borrower has received written notice from Lender or monetary Event of Default exists at the time of any transfer described in items (A) and (B) of this Section 5.01(b) below, then the provisions of Section 5.01(a) shall not apply to the following ( the “Saul Permitted Transfers”):

(A) transfers of interests, admissions of additional members, limited partners or shareholders, and other structural changes, in SHLP or SCI, or any owner of a direct or indirect legal or beneficial interest in either of them, including, but not limited to, their respective partners, members or shareholders (a “Transfer”), provided after giving effect thereto (i) no Merger (as defined below) shall result from such Transfer, whether considered individually or when considered in the aggregate with other related transactions; (it being agreed by the parties that a Merger shall require the prior written consent of Lender, which consent shall be in the sole discretion of Lender); (ii) Borrower remains owned 100% by SHLP; (iii) B.F. Saul II or B.F. Saul III, each an individual, members of their respective families, trusts for the benefit of any of the same, and/or companies or entities controlled, directly or indirectly, by any of the same (individually or collectively the “Saul Parties”), continue to own, directly or indirectly, at least ten percent (10%) of the partnership units of SHLP, whether directly or indirectly through ownership of limited partnership interests or directly or indirectly through ownership of the common stock of SHLP’s sole managing general partner, SCI on a fully diluted basis (the “Saul Parties’ Minimum Ownership Percentage”); and (iv) SCI remains at all times the sole managing general partner of SHLP, with not less than a 51% partnership interest in SHLP as general partner, and maintains, at all times, effective legal and day to day management control of Borrower, SHLP and the Property; and

(B) pledges of direct or indirect ownership interests in SHLP, including pledges of stock of SCI but excluding any pledge by SCI of its general partnership interest in SHLP (collectively, “Permitted Pledges”); provided that (i) the Saul Parties continue to own the Saul Parties’ Minimum Ownership Percentage; (ii) SCI remains at all times the sole managing general partner of SHLP, with not less than a 51% partnership interest in SHLP as general partner, and maintains, at all times, effective legal and day to day management control of Borrower, SHLP and the Property; and (iii) no Merger (as defined below) shall result from such Transfer, whether considered individually or when

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considered in the aggregate with other related transactions; (it being agreed by the parties that a Merger shall require the prior written consent of Lender, which consent shall be in the sole discretion of Lender); it is further agreed that (i) any transfer of a direct or indirect interest in Borrower, whether through foreclosure of a pledge or transfer in lieu of foreclosure of a pledge or otherwise, that results in a violation of subparts (i), (ii) or (iii) above shall constitute an Event of Default under the Documents and shall not be deemed a Saul Permitted Transfer; and (y) any Permitted Pledge shall not be deemed a transfer of the interest so pledged and, therefore, shall not reduce the Saul Parties’ Minimum Ownership Percentage unless and until it is foreclosed or transferred in lieu of foreclosure.

Borrower shall pay all costs and expenses, including reasonable attorneys’ fees and disbursements, incurred by Lender in connection with any transfer.

(c) (i) Within thirty (30) days following a written request to Borrower by Lender, Borrower shall deliver to Lender (a) a statement showing the current direct ownership of the Borrower (and a then current organizational chart of SHLP and SCI), (b) a certification from Borrower that Borrower remains in compliance with Section 3.11 of this Instrument, (c) a certification from Borrower that Borrower remains in compliance with the representations, warranties and covenants in Section 2.09 and 3.20 of this Instrument; provided, however, that with respect to shareholders in SCI any such certification shall be made to Borrower’s actual knowledge. Without limiting the provisions of the preceding sentence, in the event of a Saul Permitted Transfer, Borrower and the transferee of the ownership interests in Borrower being transferred shall be deemed to have made the certification, as of the date of the applicable transfer, described in subsections (b) and (c) (in the immediately preceding sentence) in favor of Lender, as a result of the transfer, and the acceptance thereof, of the applicable ownership interests in Borrower.

(ii) The term “Merger” shall mean when (w) at one time or over time, fifty-one percent (51%) or more by value of the assets of SHLP and/or SCI are sold, transferred or assigned to one or more third parties (“third parties” being parties other than SCI, SHLP and any entities 100% owned by either SCI or SHLP), other than for the reasonable market value of such assets at the time of transfer; or (x) any Person or two or more Persons, other than Saul Parties, acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934), of voting equity interests of SCI representing fifty-one percent (51%) or more of all voting equity interests in SCI; or (y) any Person or two or more Persons, other than Saul Parties, acting in concert shall have acquired by contract or otherwise control over voting equity interests in the SCI (or other interests convertible into such interests) representing fifty-one percent (51%) or more of all voting equity interests in the SCI. For purposes of this provision, the term “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, any other entity having limited liability for its owners under the law of its creation, a trust, an unincorporated organization and a government or any department or agency thereof.

Section 5.02 One-Time Transfer. Notwithstanding Section 5.01 above, and so long as (i) a transfer pursuant to this Section 5.02 shall not occur prior to the first day following the full release of that certain Partial Recourse Guaranty of even date herewith from SCI in favor of Lender (the “Recourse Guaranty”), and (ii) there is no default under the Documents, Lender agrees, upon thirty (30) days’ prior written request, to consent to the original Borrower’s one transfer of the entire Property if:

(a) the proposed transferee of the Property shall be a newly formed special purpose entity that meets the special purpose entity requirements set forth in Section 3.22 of this Instrument and that is wholly owned and controlled by a person which, in the judgment of Lender, has financial capability and

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creditworthiness, reputation and experience in the ownership, operation, management, and leasing of similar properties, equal to or greater than that of Borrower’s principals; it being understood, without limiting the foregoing, that the proposed transferee shall not be acceptable if (i) upon assumption of the Loan, such transferee’s and/or its parent, affiliates’, and/or related entities’ credit obligations shall exceed Lender’s individual or related borrower limits as established by Lender from time to time in its sole discretion or (ii) the proposed transferee is related to Lender or advised by Lender or any affiliate of Lender;

(b) at the time of transfer the Loan to Value Ratio (defined below) does not exceed fifty five percent (55%);

(c) Borrower pays Lender a non-refundable servicing fee (as specified by Lender) at the time of the request and an additional fee equal to sixty-five hundredths percent (0.65%) of the outstanding principal balance of the Loan at the time of the transfer, less the amount of the non-refundable servicing fee paid to Lender;

(d) at Lender’s option, Lender’s title policy is endorsed to verify the first priority of the Documents at Borrower’s expense;

(e) the Debt Service Coverage Ratio (defined below) is at least 1.75 to 1.00 for the preceding twelve (12) month period, and Lender receives satisfactory evidence that this Debt Service Coverage Ratio will be maintained for the next succeeding twelve (12) months;

(f) the transferee expressly assumes all obligations under the Documents and executes any documents reasonably required by Lender, and all of these documents are satisfactory in form and substance to Lender, and a guarantor acceptable to Lender executes a guaranty and indemnities (pursuant to documents satisfactory in form and substance to Lender) with respect to all of the obligations contained in Paragraphs 8 and 9 of the Note, Sections 3.11, 3.12, 8.04 and 8.05 of this Instrument, and the Environmental Indemnity;

(g) Lender reasonably approves the form and content of all transfer documents and the transferee’s organizational documents, and Lender is furnished with a certified copy of the recorded transfer documents;

(h) the transferee complies with and delivers the ERISA certification required under Section 3.11 of this Instrument and the Environmental Indemnity of even date herewith;

(i) Borrower shall provide a copy of (i) the purchase and sale agreement (and all amendments thereto) for the Property at the time of the transfer request or within five (5) days of execution, (ii) all amendments to the purchase and sale agreement after delivery of said agreement to Lender, and (iii) a fully-executed closing statement upon closing of the transfer;

(j) the transferee shall sign and deliver Lender’s current credit certification at the time of the request, which shall include a representation that the proposed transferee and all persons or entities holding any legal or beneficial interest whatsoever in the proposed transferee are not included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC Lists; and

(k) Borrower or the transferee pays all reasonable fees, costs, and expenses incurred by Lender in connection with the proposed transfer, including, without limitation, all legal fees and

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Clarendon Center/Deed of Trust

disbursements (for both outside counsel and Lender’s staff attorneys), accounting, title insurance, documentary stamps taxes, intangible taxes, mortgage taxes, recording fees, and appraisal fees, whether or not the transfer is actually consummated.

The term “Loan to Value Ratio” shall mean the ratio, as reasonably determined by Lender, of (i) the aggregate principal balance of all encumbrances against the Property to (ii) the fair market value of the Property. The term “Debt Service Coverage Ratio” shall mean the ratio, as reasonably determined by Lender, calculated by dividing (i) net operating income (“NOI”) by (ii) total annual debt service (“TADS”). NOI is the gross annual income realized from operations of the Property for the applicable twelve (12) month period after subtracting all necessary and ordinary operating expenses (both fixed and variable) for that twelve (12) month period (assuming for expense purposes only that the Property is ninety-five percent [95%] leased and occupied if actual leasing is less than ninety-five percent [95%]), including, without limitation, utilities, administrative, cleaning, landscaping, security, repairs, and maintenance, ground rent payments, management fees, reserves for replacements, real estate and other taxes (on a fully-assessed basis after transfer of the Property), assessments and insurance, but excluding deduction for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures, and other similar non-cash items (including, but not limited to, initial construction). Gross income shall be based on the cash actually received for the preceding twelve months and projected income based on leases in place for the next succeeding twelve months, and ordinary operating expenses shall not be prepaid. Documentation of NOI and expenses shall be certified by an officer of Grantor with detail satisfactory to Lender and shall be subject to the approval of Lender. TADS shall mean the aggregate debt service payments for any given calendar year on the Loan and on all other indebtedness secured, or to be secured, by any part of the Property.

Notwithstanding anything to the contrary in this Section 5.02, Borrower shall not have the right to a one-time transfer until such time as Lender has fully released the Recourse Guaranty in accordance with the terms of such guaranty.

Section 5.03 Partial Release.

(a) Upon not less than thirty (30) days’ prior written notice from Borrower, Lender shall release (the “Partial Release”) from the lien of this Instrument that portion of the Property known as the “North Block” and more particularly described in Exhibit D attached hereto (the “Release Parcel”), provided that (i) at the time such request is made and at the time of the Partial Release, there is no Event of Default under the Documents; (ii) Borrower pays to Lender at the time of the release an amount equal to the sum of (a) an amount equal to 28.8% of the unpaid principal balance of the Loan at that time (the “North Parcel Allocated Loan Amount”) plus (b) the Prepayment Premium applicable to the North Parcel Allocated Loan Amount; plus (c) all accrued interest with respect to the North Parcel Allocated Loan Amount, (iii) Borrower delivers to Lender, at Borrower’s sole cost, such title insurance coverage as Lender may deem reasonably necessary to insure that this Instrument remains a valid first lien against the remainder of the Property (the “Remaining Property”), with access to all of the public sidewalks surrounding the Remaining Property and with access at the same access points as exist on the date hereof to the publicly dedicated streets of North Garfield Street and North Highland Street, subject only to such exceptions to title as were evidenced in the title policy insuring this Instrument, current taxes due but not yet payable, such exceptions approved in writing by Lender after the date hereof, and such other exceptions as may be approved by Lender, in its sole discretion; (iv) Lender shall have received evidence satisfactory to it that the Debt Service Coverage Ratio (using the Debt Service Coverage Ratio and NOI definitions contained in Section 5.02) is at least 1.60 to 1.00 for the preceding twelve (12) month period and Lender receives satisfactory evidence that this Debt Service Coverage Ratio will be maintained for the next succeeding twelve (12) months with respect to the Remaining Property; (v) the Loan to Value Ratio (as defined in Section 5.02) of the Loan (after the payment of the North Parcel Allocated Loan

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Amount) to the Remaining Property shall not exceed fifty-five percent (55%); (vi) Lender shall have received satisfactory evidence that both the Release Parcel and the Remaining Property shall be in compliance with all applicable laws, ordinances, rules and regulations, including, but not limited to, lot split and platting requirements, building codes, subdivision, zoning, and land use laws; (vii) Lender shall have received satisfactory evidence that both the Release Parcel and the Remaining Property will constitute separate real estate tax parcels, and accordingly each will be separately taxed and assessed; (viii) any space lease applicable to the Release Parcel shall be separate from all space leases applicable to the Remaining Property and any lease on the Remaining Property shall not be dependent on or tied in any way to any space lease on the Release Parcel; (ix) Borrower shall pay, at the time of the request for the Partial Release, a servicing fee of $10,000 and Lender’s legal fees and disbursements and expenses incurred in connection with the request for the Partial Release whether or not the request for the Partial Release is granted by Lender; (x) Lender shall have determined, in its sole discretion, that the Remaining Property will have all of the underground parking below the Remaining Property (which is comprised of 460 spaces) and no other property or property owner shall be granted an easement to use any of such 460 parking spaces under the Remaining Property except for an easement (in form and substance reasonably satisfactory to Lender) for use by the public and customers of the retail tenants on the Release Parcel; (xi) Lender shall have received evidence satisfactory to Lender that all necessary Tenant approvals (if any) have been obtained in connection with the Partial Release; (xii) Borrower and any guarantor shall reaffirm their respective obligations under the Documents; (xiii) the Partial Release shall not affect any obligations of Borrower or any guarantor under the Documents, except that the monthly principal and interest payment amount due under Section 1(b) of the Note shall be adjusted in accordance with the provisions of Paragraph 1(e) of the Note; (xiv) Borrower shall have created easements for utilities, signage, drainage, parking, ingress and egress and other appropriate purposes in, on and over the Release Parcel for the benefit of the Remaining Property to the extent required by Lender and such easements shall be insured as appurtenances in Lender’s title insurance policy via appropriate endorsements; and (xv) Lender shall receive an updated survey and legal descriptions of the Release Parcel and the Remaining Property. Notwithstanding anything contained herein to the contrary, if after payment of the North Parcel Allocated Loan Amount the financial tests set forth in clauses (iv) and (v) above would not be satisfied, then Borrower shall have the right to increase the North Parcel Allocated Loan Amount to the amount that would need to be repaid in order to cause the conditions set forth in clauses (iv) and (v) to be satisfied.

(b) This Section 5.03 shall be personal to the original Borrower under the Loan, and no transferee (including, but not limited to a transferee pursuant to Section 5.02) shall have any rights under this Section 5.03.

(c) In the event there is Damage to only the Release Parcel or a Taking involving only the Release Parcel, and Lender elects, pursuant to Section 3.07(b) or 3.08(c), to apply the insurance proceeds or the Award to payment of the Obligations (the “Application Election”), then Borrower may elect, by written notice to Lender within 10 days after Borrower has been given notice of the Application Election by Lender, to obtain the Partial Release so long as Borrower complies with all the requirements of Section 5.03(a) above. In such event Borrower will be entitled to a credit against the payment of the North Parcel Allocated Loan Amount equal to the net payment received by Lender pursuant to Section 3.07(b)(iii)(2)(A) or Section 3.08(c)(2)(A) (the “Paydown Credit”). No Prepayment Premium will be due in connection with the Paydown Credit, but Borrower will be required to pay a Prepayment Premium on the difference between the North Parcel Allocated Loan Amount and the Paydown Credit.

(d) Notwithstanding the provisions of Section 3.05(d) above, Lender agrees to consider in good faith requests from Borrower for Lender’s consent to any easements over the Remaining Property for the benefit of the Release Parcel in connection with the Partial Release.

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ARTICLE VI - DEFAULTS AND REMEDIES

Section 6.01 Events of Default. The following shall be an “Event of Default”:

(a) if Borrower fails to make any payment required under the Note or other Documents when due and such failure continues for five (5) days after written notice; provided, however, that if Lender gives one (1) notice of such a monetary default within any twelve (12) month period, Borrower shall not have any further right to any notice of a monetary default during the next following twelve (12) month period; provided, further, however, Borrower shall not have any right to any such notice upon the maturity date of the Note;

(b) except for defaults listed in the other subsections of this Section 6.01, if Borrower fails to perform or comply with any other provision contained in the Documents and the default is not cured within thirty (30) days of Lender’s providing written notice thereof (the “Grace Period”); provided, however, that Lender will extend the Grace Period up to an additional ninety (90) days (for a total of one hundred twenty (120) days from the date of default) if (i) Borrower promptly commences and diligently pursues the cure of such default and delivers (within the Grace Period) to Lender a written request for more time and (ii) Lender determines in good faith that (1) such default cannot be cured within the Grace Period but can be cured within one hundred twenty (120) days after the default, (2) no lien or security interest created by the Documents will be impaired prior to completion of such cure, and (3) Lender’s immediate exercise of any remedies provided hereunder or by law is not necessary for the protection or preservation of the Property or Lender’s or Trustee’s security interest;

(c) if any representation made (i) in connection with the Loan or the Obligations or (ii) in the Loan application or Documents shall be false or misleading in any material respect;

(d) if there is a transfer of the Property or any direct or indirect interest therein in violation of Article V;

(e) if Borrower shall (i) become insolvent, (ii) make a transfer in fraud of creditors, (iii) make an assignment for the benefit of its creditors, (iv) not be able to pay its debts as such debts become due, or (v) admit in writing its inability to pay its debts as they become due;

(f) if any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or any other proceedings for the relief of debtors, is instituted by or against Borrower, and, if instituted against Borrower, is allowed, consented to, or not dismissed within the earlier to occur of (i) ninety (90) days after such institution or (ii) the filing of an order for relief;

(g) if any of the events in Sections 6.01 (e) or (f) shall occur with respect to any (i) managing member of Borrower (if Borrower is a limited liability company), (ii) general partner of Borrower (if Borrower is a partnership), or (iii) guarantor of payment and/or performance of any of the Obligations;

(h) if the Property shall be taken, attached, or sequestered on execution or other process of law in any action against Borrower (including, by way of example, a Federal seizure of the Property on account of illegal activity, but excluding condemnation and the filing of Liens [which are addressed in Sections 3.08, 3.09 and 5.01(a)(i) hereinabove]) and such default is not cured within thirty (30) days after notice from Lender; provided, that if Lender reasonably determines that title to the Property is in danger of being irretrievably lost, then Tenant shall not be entitled to any notice or cure period;

(i) if any default occurs under the Environmental Indemnity (defined below) and such default is not cured within the cure period set forth in Section 6.01(b) above;

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(j) if Borrower shall fail at any time to obtain, maintain, renew, or keep in force the insurance policies required by Section 3.06 within ten (10) days after written notice;

(k) if Borrower shall be in default beyond applicable cure period under any other mortgage, deed of trust, or security agreement covering any part of the Property, whether it be superior or junior in lien to this Instrument;

(l) if any claim of priority (except based upon a Permitted Encumbrance) to the Documents by title, lien, or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by Borrower;

(m) (i) the consummation by Borrower of any transaction which would cause (A) the Loan or any exercise of Lender’s rights under the Documents to constitute a non-exempt prohibited transaction under ERISA or (B) a violation of a state statute regulating governmental plans; (ii) the failure of any representation in Section 3.11 to be true and correct in all respects; or (iii) the failure of Borrower to provide Lender with the written certifications required by Section 3.11(c), unless such default is cured within the lesser of (x) fifteen (15) days after written notice of such default to Borrower or (y) the shortest cure period, if any, provided for under any Laws applicable to such matters (including, without limitation, ERISA); and

(n) (i) the consummation by Borrower of any transaction which would cause an OFAC Violation; (ii) the failure of any representation in Section 2.09 to be true and correct in all respects; or (iii) the failure of Borrower to comply with the provisions of Section 3.20, unless such default is cured within the lesser of (A) fifteen (15) days after written notice of such default to Borrower or (B) the shortest cure period, if any, provided for under any Laws applicable to such matters (including, without limitation, the Anti-Terrorism Regulations).

Section 6.02 Remedies. If an Event of Default occurs (unless Lender has accepted cure of such Event of Default by specific written statement from Lender to Borrower acknowledging Lender’s acceptance of such cure, and Borrower specifically understands and agrees that Lender shall have no obligation to accept the cure of any Event of Default), Lender, or any person designated by Lender or Lender acting by or through Trustee, may (but shall not be obligated to) take any enforcement action (separately, concurrently, cumulatively, and at any time and in any order) permitted under any Laws, without notice, demand, presentment, or protest (all of which are hereby waived), to protect and enforce Lender’s or Trustee’s rights under the Documents or Laws including the following actions:

(a) accelerate and declare the entire unpaid Obligations immediately due and payable, except for defaults under Section 6.01 (f), (g), or (h) which shall automatically make the Obligations immediately due and payable;

(b) judicially or otherwise, (i) completely foreclose this Instrument or (ii) partially foreclose this Instrument for any portion of the Obligations due and the lien and security interest created by this Instrument shall continue unimpaired and without loss of priority as to the remaining Obligations not yet due;

(c) sell for cash or upon credit the Property and all right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale;

(d) subject to the limitations referred to in Section 8.01 hereof, recover judgment on the Note either before, during or after any proceedings for the enforcement of the Documents and without any requirement of any action being taken to (i) realize on the Property or (ii) otherwise enforce the Documents;

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(e) seek specific performance of any provisions in the Documents;

(f) apply for the appointment of a receiver, custodian, trustee, liquidator, or conservator of the Property without (i) notice to any person, (ii) regard for (A) the adequacy of the security for the Obligations or (B) the solvency of Borrower or any person liable for the payment of the Obligations; and Borrower and any person so liable waives or shall be deemed to have waived the foregoing and any other objections to the fullest extent permitted by Laws and consents or shall be deemed to have consented to such appointment;

(g) with or without entering upon the Property, (i) exclude Borrower and any person from the Property without liability for trespass, damages, or otherwise (other than that arising directly from Lender’s gross negligence or willful misconduct); (ii) take possession of, and Borrower shall surrender on demand, all books, records, and accounts relating to the Property; (iii) give notice to Tenants or any person, make demand for, collect, receive, sue for, and recover in its own name all Rents and cash collateral derived from the Property; (iv) use, operate, manage, preserve, control, and otherwise deal with every aspect of the Property including (A) conducting its business, (B) insuring it, (C) making all repairs, renewals, replacements, alterations, additions, and improvements to or on it, (D) completing the construction of any Improvements in manner and form as Lender deems advisable, and (E) executing, modifying, enforcing, and terminating new and existing Leases on such terms as Lender deems advisable and evicting any Tenants in default; (v) apply the receipts from the Property to payment of the Obligations, in any order or priority determined by Lender, after first deducting all Costs, expenses, and liabilities incurred by Lender or Trustee in connection with the foregoing operations and all amounts needed to pay the Impositions and other expenses of the Property, as well as just and reasonable compensation for the services of Lender, Trustee, and their attorneys, agents, and employees; and/or (vi) in every case in connection with the foregoing, exercise all rights and powers of Borrower, or Lender or Trustee with respect to the Property, either in Borrower’s name or otherwise;

(h) release any portion of the Property for such consideration, if any, as Lender may require without, as to the remainder of the Property, impairing or affecting the lien or priority of this Instrument or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been actually reduced, and Lender may accept by assignment, pledge, or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder;

(i) apply any Deposits to the following items in any order and in Lender’s sole discretion: (A) the Obligations, (B) Costs, (C) advances made by Lender or Trustee under the Documents, and/or (D) Impositions;

(j) take all actions permitted under the U.C.C. of the Property State including (i) the right to take possession of all tangible and intangible personal property now or hereafter included within the Property (“Personal Property”) and take such actions as Lender or Trustee deems advisable for the care, protection and preservation of the Personal Property and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender or Trustee at a convenient place acceptable to Lender or Trustee. Any notice of sale, disposition or other intended action by Lender or Trustee with respect to the Personal Property sent to Borrower at least five (5) days prior to such action shall constitute commercially reasonable notice to Borrower; or

(k) take any other action permitted under any Laws.

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If Lender or Trustee exercises any of its rights under Section 6.02(g), Lender and Trustee shall not (a) be deemed to have entered upon or taken possession of the Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose; (b) be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession; nor (c) be liable (i) to account for any action taken pursuant to such exercise other than for Rents actually received by Lender or Trustee, (ii) for any loss sustained by Borrower resulting from any failure to lease the Property, or (iii) any other act or omission of Lender or Trustee except for losses caused by Lender’s or Trustee’s willful misconduct or gross negligence. Borrower hereby consents to, ratifies, and confirms the exercise by Lender and Trustee of its or their rights under this Instrument and appoints Lender and Trustee as its attorney-in-fact, which appointment shall be deemed to be coupled with an interest and irrevocable, for such purposes.

Section 6.03 Expenses. All Costs, expenses, or other amounts paid or incurred by Lender or Trustee in the exercise of its or their rights under the Documents, together with interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, shall be (a) part of the Obligations, (b) secured by this Instrument, and (c) allowed and included as part of the Obligations in any foreclosure, decree for sale, power of sale, or other judgment or decree enforcing Lender’s and/or Trustee’s rights under the Documents.

Section 6.04 Rights Pertaining to Sales. To the extent permitted under (and in accordance with) any Laws, the following provisions shall, as Lender or Trustee may determine in its or their sole discretion, apply to any sales of the Property under Article VI, whether by judicial proceeding, judgment, decree, power of sale, foreclosure or otherwise: (a) Lender or Trustee may conduct a single sale of the Property or multiple sales of any part of the Property in separate tracts or in its entirety or any other manner consistent with applicable Laws as Lender deems in its best interests and each of Borrower waives any right to require otherwise; (b) if Lender elects more than one sale of the Property, Lender may at its option cause the same to be conducted simultaneously or successively, on the same day or on such different days or times and in such order as Lender may deem to be in its best interests, no such sale shall terminate or otherwise affect the lien of this Instrument on any part of the Property not then sold, and Borrower shall pay the costs and expenses of each such sale; (c) any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice or such sale may occur, without further notice, at the time fixed by the last postponement or a new notice of sale may be given; and (d) Lender may acquire the Property and, in lieu of paying cash, may pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender or Trustee is authorized to deduct under the provisions of the Documents. After any such sale, Trustee shall deliver to the purchaser at such sale the Trustee’s deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in any such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including Borrower, Trustee or Lender, may purchase at such sale.

Section 6.05 Application of Proceeds. Any proceeds received from any sale or disposition under Article VI or otherwise, together with any other sums held by Lender or Trustee, shall, except as expressly provided to the contrary, be applied in the order determined by Lender to: (a) payment of all Costs and expenses of any enforcement action, or foreclosure sale, transfer of title by power of sale (including the expenses of the Trustee), or otherwise, including interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, (b) all taxes, Assessments, and other charges unless the Property was sold subject to these items; (c) payment of the Obligations in such order as Lender may elect; (d) payment of any other sums secured or required to be paid by Borrower; and (e) payment of the surplus, if any, to any person lawfully entitled to receive it. Borrower and Lender intend and agree that during any period of time between any foreclosure judgment that may be obtained and the actual foreclosure sale that the foreclosure judgment will not extinguish the Documents or any rights contained therein including the obligation of Borrower to pay all Costs and to pay interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

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Section 6.06 Additional Provisions as to Remedies. No failure, refusal, waiver, or delay by Lender or Trustee to exercise any rights under the Documents upon any default or Event of Default shall impair Lender’s or Trustee’s rights or be construed as a waiver of, or acquiescence to, such or any subsequent default or Event of Default. No recovery of any judgment by Lender or Trustee and no levy of an execution upon the Property or any other property of Borrower shall affect the lien and security interest created by this Instrument and such liens, rights, powers, and remedies shall continue unimpaired as before. Lender or Trustee may resort to any security given by this Instrument or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Lender or Trustee may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights, or benefits granted hereunder. Acceptance of any payment after any Event of Default shall not be deemed a waiver or a cure of such Event of Default and such acceptance shall be deemed an acceptance on account only (unless Lender has accepted cure of such Event of Default by specific written statement from Lender to Borrower acknowledging Lender’s acceptance of such cure, and Borrower specifically understands and agrees that Lender shall have no obligation to accept the cure of any Event of Default). If Lender or Trustee has started enforcement of any right by foreclosure, sale, entry, or otherwise and such proceeding shall be discontinued, abandoned, or determined adversely for any reason, then Borrower, Lender and Trustee shall be restored to their former positions and rights under the Documents with respect to the Property, subject to the lien and security interest hereof.

Section 6.07 Waiver of Rights and Defenses. To the fullest extent Borrower may do so under Laws, Borrower (a) will not at any time insist on, plead, claim, or take the benefit of any statute or rule of law now or later enacted providing for any appraisement, valuation, stay, extension, moratorium, or redemption; (b) for itself, its successors and assigns, and for any person ever claiming an interest in the Property (other than Lender), waives and releases all rights of redemption, reinstatement, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, all rights to a marshaling of the assets of Borrower, including the Property, or to a sale in inverse order of alienation, in the event of foreclosure (or extinguishment by transfer of title by power of sale) of the liens and security interests created under the Documents; (c) shall not be relieved of its obligation to pay the Obligations as required in the Documents nor shall the lien or priority of the Documents be impaired by any agreement renewing, extending, or modifying the time of payment or the provisions of the Documents (including a modification of any interest rate), unless expressly released, discharged, or modified by such agreement. Regardless of consideration and without any notice to or consent by the holder of any subordinate lien, security interest, encumbrance, right, title, or interest in or to the Property, Lender may (a) release any person liable for payment of the Obligations or any portion thereof or any part of the security held for the Obligations or (b) modify any of the provisions of the Documents without impairing or affecting the Documents or the lien, security interest, or the priority of the modified Documents as security for the Obligations over any such subordinate lien, security interest, encumbrance, right, title, or interest.

Section 6.08 Additional Credit Bidding. In connection with any sale of the Property pursuant to Section 363 of the Bankruptcy Code or any plan under the Bankruptcy Code, Lender shall have the right to acquire the Property and, in lieu of paying cash, Lender shall have the right (at its option) to pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender is authorized to deduct under the provisions of the Documents.

ARTICLE VII - SECURITY AGREEMENT

Section 7.01 Security Agreement. This Instrument constitutes both a real property deed of trust and a “security agreement” within the meaning of the U.C.C. The Property includes real and personal property

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and all tangible and intangible rights and interest of Borrower in the Property. Borrower grants to Lender and Trustee, as security for the Obligations, a security interest in the Personal Property to the fullest extent that the Personal Property may be subject to the U.C.C. Borrower authorizes Lender to file any financing or continuation statements and amendments thereto relating to the Personal Property without the signature of Borrower if permitted by Laws.

ARTICLE VIII - LIMITATION ON PERSONAL LIABILITY AND INDEMNITIES

Section 8.01 Limited Recourse Liability. Notwithstanding anything to the contrary contained herein, the liability of Borrower hereunder and under the other Documents is limited in the same manner and to the same extent as Borrower’s liability is limited as provided in Paragraphs 8, 9 and 10 of the Note.

Section 8.02 General Indemnity. Borrower agrees that while Lender has no liability to any person in tort or otherwise as lender and that Lender is not an owner or operator of the Property, Borrower shall, at its sole expense (but subject to the provisions of Section 8.01 above), protect, defend, release, indemnify and hold harmless (“indemnify”) the Indemnified Parties from any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Property, the Loan, or the Documents, including Losses; provided, however, that the foregoing indemnities shall not apply to any Losses caused by (i) the gross negligence of Lender, (ii) the willful misconduct of Lender, (iii) an illegal act by Lender, or (iv) fraud on the part of Lender; and provided further that the foregoing indemnities shall not apply to claims brought by or on behalf of Lender or any of the other Indemnified Parties unless such claims are for indemnification against claims imposed on, incurred by, or asserted against Lender or such other Indemnified Parties by a third party. The term “Losses” shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses (including, without limitation, unrealized loss of value of the Property), Costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including attorneys’ fees (both in-house staff and retained attorneys) and all other costs of defense. The term “Indemnified Parties” shall mean (a) Lender, (b) any prior owner or holder of the Note, (c) any existing or prior servicer of the Loan, (d) Trustee, (e) the officers, directors, shareholders, partners, members, employees and trustees of any of the foregoing, and (f) the heirs, legal representatives, successors and assigns of each of the foregoing.

Section 8.03 Transaction Taxes Indemnity. Borrower shall, at its sole expense, indemnify the Indemnified Parties from all Losses imposed upon, incurred by, or asserted against the Indemnified Parties or the Documents relating to Transaction Taxes.

Section 8.04 ERISA Indemnity. Borrower shall, at its sole expense, indemnify the Indemnified Parties against all Losses imposed upon, incurred by, or asserted against the Indemnified Parties (a) as a result of a transaction by Borrower that causes a Violation, (b) in the investigation, defense, and settlement of a Violation caused by a transaction of Borrower, (c) as a result of a breach of Borrower’s representations in Section 3.11 or default thereunder, (d) in correcting any prohibited transaction or the sale of a prohibited loan, by reason of Borrower’s breach of the representations contained in Section 3.11(b), and (e) in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion, by reason of Borrower’s breach of the representations contained in Section 3.11(b).

Section 8.05 Environmental Indemnity. Borrower and other persons, if any, have executed and delivered the Environmental and ERISA Indemnity Agreement dated the date hereof to Lender (“Environmental Indemnity”).

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Section 8.06 Duty to Defend, Costs and Expenses. Upon request, whether Borrower’s obligation to indemnify Lender arises under Article VIII or in the Documents, Borrower shall defend the Indemnified Parties (in Borrower’s or the Indemnified Parties’ names) for the matters specified in Sections 8.03, 8.04 and 8.05 above by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them and, at their option, their attorneys shall control the resolution of any claims or proceedings. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse and/or indemnify the Indemnified Parties for all Costs imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in this Article VIII and/or the enforcement or preservation of the Indemnified Parties’ rights under the Documents. Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Obligations, (c) bear interest upon demand at the Default Rate until paid if not paid on demand, and (d) be secured by this Instrument.

Section 8.07 Recourse Obligation and Survival. Notwithstanding anything to the contrary in the Documents and in addition to the recourse obligations in the Note, the obligations of Borrower under Sections 8.03, 8.04, 8.05, and 8.06 shall be a full recourse obligation of Borrower, shall not be subject to any limitation on personal liability in the Documents, and shall survive (a) repayment of the Obligations, (b) any termination, satisfaction, transfer of title by power of sale, assignment or foreclosure of this Instrument, (c) the acceptance by Lender (or any nominee) of a deed in lieu of foreclosure, (d) a plan of reorganization for Borrower filed under the Bankruptcy Code, or (e) the exercise by Lender of any rights in the Documents. Notwithstanding the foregoing, the liability of Borrower under the Environmental Indemnity shall be subject to the limitations set forth in Sections 6 and 19 of such document. Borrower’s obligations under Article VIII shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation under any applicable insurance policy.

ARTICLE IX - ADDITIONAL PROVISIONS

Section 9.01 Usury Savings Clause. All agreements in the Documents are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid under the Documents for the use, forbearance, or detention of money exceed the highest lawful rate permitted by Laws. If, at the time of performance, fulfillment of any provision of the Documents shall involve transcending the limit of validity prescribed by Laws, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and (a) shall be canceled automatically or (b) if paid, such excess shall be (i) credited against the principal amount of the Obligations to the extent permitted by Laws or (ii) rebated to Borrower if it cannot be so credited under Laws. Furthermore, all sums paid or agreed to be paid under the Documents for the use, forbearance, or detention of money shall to the extent permitted by Laws be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Obligations for so long as the Obligations are outstanding.

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Section 9.02 Notices. Any notice, request, demand, consent, approval, direction, agreement, or other communication (any “notice”) required or permitted under the Documents shall be in writing and shall be validly given if sent by a nationally-recognized courier that obtains receipts, delivered personally by a courier that obtains receipts, or mailed by United States certified mail (with return receipt requested and postage prepaid) addressed to the applicable person as follows:

If to Borrower:	With a copy of notices sent to Borrower to:

CLARENDON CENTER LLC c/o Saul Centers, Inc. 7501 Wisconsin Avenue, Suite 1500 East Bethesda, Maryland 20814 Attention: Scott V. Schneider, Senior Vice President and Chief Financial Officer	PILLSBURY WINTHROP SHAW PITTMAN LLP 2300 N Street, NW Washington, District of Columbia 20037 Attention: Diane Shapiro Richer, Esq.

and

Clarendon Center LLC c/o B.F. Saul Company 7501 Wisconsin Avenue, Suite 1500 East Bethesda, Maryland 20814 Attention: Victoria J. Perkins, Esq.

If to Lender:	With a copy of notices sent to Lender to:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA Prudential Asset Resources, Inc. 2100 Ross Avenue, Suite 2500 Dallas, Texas 75201 Attention: Asset Management Department Reference Loan No. 706108495	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA Prudential Asset Resources, Inc. 2100 Ross Avenue, Suite 2500 Dallas, Texas 75201 Attention: Legal Department Reference Loan No. 706108495

If to Trustee:

LAWYERS TITLE REALTY SERVICES, INC. c/o Commonwealth Land Title Insurance Company 1015 15th Street, N.W., Suite 300 Washington, DC 20005

Each notice shall be effective upon being so sent, delivered, or mailed, but the time period for response or action shall run from the date of receipt as shown on the delivery receipt. Refusal to accept delivery or the inability to deliver because of a changed address for which no notice was given shall be deemed receipt. Any party may periodically change its address for notice and specify up to two (2) additional addresses for copies by giving the other party at least ten (10) days’ prior notice.

Section 9.03 Sole Discretion of Lender. Except as otherwise expressly stated, whenever Lender’s judgment, consent, or approval is required or Lender shall have an option or election under the Documents, such judgment, the decision as to whether or not to consent to or approve the same, or the exercise of such option or election shall be in the sole and absolute discretion of Lender (exercised in good faith).

Section 9.04 Applicable Law and Submission to Jurisdiction. The Documents shall be governed by and construed in accordance with the laws of the Property State and the applicable laws of the United States of America. Without limiting Lender’s or Trustee’s right to bring any action or proceeding against Borrower or the Property relating to the Obligations (an “Action”) in the courts of other jurisdictions, Borrower irrevocably (a) submits to the jurisdiction of any state or federal court in the Property State, (b) agrees that any Action may be heard and determined in such court, and (c) waives, to the fullest extent permitted by Laws, the defense of an inconvenient forum to the maintenance of any Action in such jurisdiction.

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Section 9.05 Construction of Provisions. The following rules of construction shall apply for all purposes of this Instrument unless the context otherwise requires: (a) all references to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Instrument and such Exhibits are incorporated into this Instrument as if fully set forth in the body of this Instrument; (b) all Article, Section, and Exhibit captions are used for convenience and reference only and in no way define, limit, or in any way affect this Instrument; (c) words of masculine, feminine, or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa; (d) no inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of. this Instrument; (e) all obligations of Borrower hereunder shall be performed and satisfied by or on behalf of Borrower at Borrower’s sole expense; (f) the terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to”; (g) the terms “Property,” “Land,” “Improvements,” and “Personal Property” shall be construed as if followed by the phrase “or any part thereof”; (h) the term “Obligations” shall be construed as if followed by the phrase “or any other sums secured hereby, or any part thereof”; (i) the term “person” shall include natural persons, firms, partnerships, limited liability companies, trusts, corporations, governmental authorities or agencies, and any other public or private legal entities; (j) the term “provisions,” when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase “terms, covenants, agreements, requirements, and/or conditions”; (k) the term “lease” shall mean “tenancy, subtenancy, lease, sublease, or rental agreement,” the term “lessor” shall mean “landlord, sublandlord, lessor, and sublessor,” and the term “Tenants” or “lessee” shall mean “tenant, subtenant, lessee, and sublessee”; (l) the term “owned” shall mean “now owned or later acquired”; (m) the terms “any” and “all” shall mean “any or all”; (n) the term “on demand” or “upon demand” shall mean “within five (5) business days after written notice”; and (o) the term “Trustee” shall mean “Trustee, its successors and assigns, and any substitute or successor Trustee of the estates, properties, powers, trusts and rights conferred upon Trustee pursuant to the Documents”.

Section 9.06 Transfer of Loan.

(a) Lender may, at any time, (i) sell, transfer or assign the Documents and any servicing rights with respect thereto or (ii) grant participations therein or issue mortgage or deed of trust pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (collectively, the “Securities”). Lender may forward to any purchaser, transferee, assignee, servicer, participant, or investor in such Securities (collectively, “Investors”), to any Rating Agency (defined below) rating such Securities and to any prospective Investor, all documents and information which Lender now has or may later acquire relating to the Obligations, Borrower, any guarantor, any indemnitor(s), the Leases, and the Property, whether furnished by Borrower, any guarantor, any indemnitor(s) or otherwise, as Lender determines advisable. Borrower, any guarantor and any indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section including the delivery of an estoppel certificate in accordance with Section 3.16 and such other documents as may be reasonably requested by Lender. Borrower shall also furnish consent of any borrower, any guarantor and any indemnitor in order to permit Lender to furnish such Investors or such prospective Investors or such Rating Agency with any and all information concerning the Property, the Leases, the financial condition of Borrower, any guarantor and any indemnitor, as may be reasonably requested by Lender, any Investor, any prospective Investor or any Rating Agency and which may be complied with without undue expense. “Rating Agency” shall mean any one or more credit rating agencies approved by Lender.

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(b) Borrower agree that upon any assignment or transfer of the Documents by Lender to any third party, Lender shall have no obligations or liabilities under the Documents, such third party shall be substituted as the lender under the Documents for all purposes and Borrower shall look solely to such third party for the performance of any obligations under the Documents or with respect to the Loan.

Section 9.07 Miscellaneous. If any provision of the Documents shall be held to be invalid, illegal, or unenforceable in any respect, this shall not affect any other provisions of the Documents and such provision shall be limited and construed as if it were not in the Documents. If title to the Property becomes vested in any person other than Borrower, Lender and Trustee may, without notice to Borrower, deal with such person regarding the Documents or the Obligations in the same manner as with Borrower without in any way vitiating or discharging Borrower’s liability under the Documents or being deemed to have consented to the vesting. If both the lessor’s and lessee’s interest under any Lease ever becomes vested in any one person, this Instrument and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and Lender and Trustee shall continue to have and enjoy all its rights and privileges as to each separate estate. Upon foreclosure (or transfer of title by power of sale) of this Instrument, none of the Leases shall be destroyed or terminated as a result of such foreclosure (or sale), by application of the doctrine of merger or as a matter of law, unless Lender or Trustee takes all actions required by law to terminate the Leases as a result of foreclosure or sale. All of Borrower’s covenants and agreements under the Documents shall run with the land and time is of the essence. Borrower appoints Lender as its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the execution, acknowledgment, delivery, filing or recording for and in the name of Borrower of any of the documents listed in Sections 3.04, 3.19, 4.01 and 6.02, provided that Lender will not exercise such power unless Borrower fails to act within the timeframes required under the Documents. The Documents cannot be amended, terminated, or discharged except in a writing signed by the party against whom enforcement is sought. No waiver, release, or other forbearance by Lender will be effective unless it is in a writing signed by Lender and then only to the extent expressly stated. The provisions of the Documents shall be binding upon Borrower and its heirs, devisees, representatives, successors, and assigns including successors in interest to the Property and inure to the benefit of Lender and Trustee and its or their heirs, successors, substitutes, and assigns. Where two or more persons have executed the Documents, the obligations of such persons shall be joint and several, except to the extent the context clearly indicates otherwise. The Documents may be executed in any number of counterparts with the same effect as if all parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any Document which is not of public record, and, in the case of any mutilation, upon surrender and cancellation of the Document, Borrower will issue, in lieu thereof, a replacement Document, dated the date of the lost, stolen, destroyed or mutilated Document containing the same provisions. Any reviews, inspections, reports, approvals or similar items conducted, made or produced by or on behalf of Lender with respect to Borrower, the Property or the Loan are for loan underwriting and servicing purposes only, and shall not constitute an acknowledgment, representation or warranty of the accuracy thereof, or an assumption of liability with respect to Borrower, Borrower’s contractors, architects, engineers, employees, agents or invitees, present or future tenants, occupants or owners of the Property, or any other party.

Section 9.08 Entire Agreement. (a) the Documents constitute the entire understanding and agreement between Borrower, Lender and Trustee with respect to the Loan and supersede all prior written or oral understandings and agreements with respect to the Loan including the Loan application and Loan commitment and (b) Borrower is not relying on any representations or warranties of Lender except as expressly set forth in the Documents.

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Clarendon Center/Deed of Trust

Section 9.09 Concerning the Trustee. By recording a written substitution in the county where the Property is located or by any other means permitted by Laws, Lender may (a) remove Trustee or any successor Trustee at any time (or times) without notice or cause and (b) replace any Trustee who dies or resigns. To the extent permitted by Laws, Trustee waives any statutory fee for its services and agrees to accept reasonable compensation in lieu thereof. Trustee may resign upon thirty (30) days notice to Lender and Borrower. If more than one person is appointed Trustee, all rights granted to Trustee under this Instrument may be exercised by any of them, without the others, with the same effect as if exercised by all of them jointly. In addition to exercising all rights set forth in this Instrument, Trustee may exercise all rights under Laws.

Section 9.10 WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.

ARTICLE X - LOCAL LAW PROVISIONS

Section 10.01 Statutory Provisions. The following short form provisions are hereby made applicable and are incorporated into this Instrument as permitted under the Code of Virginia (1950), Section 55-60 (1986 Rep. Vol. and 1988 Cum. Supp.) and shall have the meanings set forth therein: (a) “Exemptions Waived,” (b) “Subject to call upon default,” (c) “Substitution of trustee permitted,” and (d) “Any trustee may act.”

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[SIGNATURES ON FOLLOWING PAGE]

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

IN WITNESS WHEREOF, the undersigned has executed this Instrument as of the day first set forth above.

BORROWER:

CLARENDON CENTER LLC, a Delaware limited liability company

By:	Saul Centers, Inc., a Maryland corporation, its Manager

	By:	/s/ B. Francis Saul II
	Name:	B. Francis Saul II
	Title:	Chief Executive Officer

[CORPORATE SEAL]

STATE OF MARYLAND)

COUNTY OF MONTGOMERY)

I, Laurenia Jenkins, a notary public in and for the state and county aforesaid do certify that B. Francis Saul II, whose name is signed to the writing above, being the Chief Executive Officer of SAUL CENTERS, INC., a Maryland corporation, as Manager of CLARENDON CENTER LLC, a Delaware limited liability company, has acknowledged the same before me this 22nd day of March, 2011, in my county aforesaid.

/s/ Laurenia Jenkins
Notary Public
Name:	Laurenia Jenkins

My Commission Expires:	October 17, 2011

Notary Registration No.

[NOTARY SEAL]

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

EXHIBIT A

LEGAL DESCRIPTION

TRACT ONE

All of Parcel “B”, Block E, Lyon’s Addition to Clarendon, as the same is shown on a plat attached to the Deed of Resubdivision and Easements recorded in Deed Book 4160 at page 294, among the Land Records of Arlington County, Virginia, being more particularly described by metes and bounds as follows:

Beginning at a point where the southerly right-of-way line of Wilson Boulevard (variable width) intersects the westerly right-of-way line of North Garfield Street (variable width); thence with the said line of North Garfield Street:

S 06° 32’ 23” E, 158.46 feet to a point where the said line of North Garfield Street intersects the northerly right-of-way line of Clarendon Boulevard (variable width); thence with the said line of Clarendon Boulevard

S 55° 15’ 05” W, 188.53 feet to a point marking a corner to a part of Lot 3, Block E, Lyons Addition to Clarendon; thence departing the said line of Clarendon Boulevard and running with the line of said part of Lot 3 and part of Lot 2, Block E, Lyons Addition to Clarendon and also a portion of the aforementioned right-of-way line of Wilson Boulevard

N 21° 51’ 21” W, 115.66 feet to a point; thence with the said line of Wilson Boulevard on the following three (3) courses and distances:

N 45° 11’ 50” E, 56.60 feet to a point; thence

S 12° 33’ 46” E, 17.72 feet to a point; thence

N 45° 12’ 07” E, 191.52 feet to the point of beginning. Containing 25,201 square feet, or 0.57854 acres of land, more or less.

TOGETHER WITH the beneficial easements and other items in the nature of real property rights contained in the Declaration of Covenants and Easements recorded in Deed Book 4009 at page 639 among the aforesaid Land Records.

TOGETHER WITH the rights in the nature of real property rights arising from the Encroachment Ordinance recorded in Deed Book 4108 at page 1998, among the aforesaid Land Records.

FURTHER TOGETHER WITH the Party Wall Agreements dated October 2, 1937 and recorded May 31, 1938 in Deed Book 436 at page 41; dated January 15, 1938 and recorded May 31, 1938 in Deed Book 436 at page 42; dated June 28, 1938 and recorded August 26, 1938 in Deed Book 442 at page 577, as affected by Agreement and dated May 9, 1939 and recorded December 26, 1940 in Deed Book 527 at page 45; as supplemented by Declaration (Supplemental Party Wall Agreement) dated December 19, 1990 and recorded January 4, 1991 in Deed Book 2459 at page 1712, among the aforesaid Land Records

NOTE FOR INFORMATIONAL PURPOSES ONLY:

RPC Number:    18012004

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

TRACT TWO

All of Parcel “A”, Block F, Lyon’s Addition to Clarendon, as the same is shown on a plat attached to the Deed of Resubdivision and Easements recorded in Deed Book 4156 at page 723, among the Land Records of Arlington County, Virginia, being more particularly described by metes and bounds as follows:

Beginning at a point where the southerly right-of-way line of Clarendon Boulevard (variable width) intersects the westerly right-of-way line of North Garfield Street (variable width); thence with the said line of North Garfield Street on the following three (3) courses and distances:

S 06° 32’ 23” E, 121.34 feet to a point; thence

N 55° 15’ 07” E, 5.67 feet to a point; thence

S 06° 32’ 23” E, 245.33 feet to a point where the said line of North Garfield Street intersects the northerly right-of-way line of 11th Street North (variable width); thence with the said line of 11th Street North on the following three (3) courses and distances:

S 84° 33’ 37” W, 110.02 feet to a point; thence

N 06° 32’ 23” W, 15.00 feet to a point; thence

S 84° 33’ 37” W, 5.00 feet to the southeasterly corner to Outlot “A”:, Block F, Lyon’s Addition to Clarendon; thence departing the said line of 11th Street North and running with the easterly line of said Outlot “A”

N 06° 32’ 23” W, 96.72 feet to a point; thence with the northerly line of Outlot “A” and also Lot 110, Block F, Lyon’s Addition to Clarendon

S 83° 27’ 41” W, 102.50 feet to a point in the easterly right-of-way line of North Highland Street (variable width) thence departing the line of said Lot 110 and running with the said line of North Highland Street

N 06° 32’ 23” W, 136.08 feet to a point where the said line of North Highland Street intersects the aforementioned line of Clarendon Boulevard; thence with the said line of Clarendon Boulevard

N 55° 15’ 07” E, 241.14 feet to the point of beginning. Containing 54,578 square feet or 1.25293 acres of land, more or less.

TOGETHER WITH Terms and conditions contained in Agreement dated January 16, 1946 and recorded September 17, 1947 in Deed Book 793 at page 310, among the aforesaid Land Records.

TOGETHER WITH the beneficial easements and other items in the nature of real property rights contained in the Declaration of Covenants and Easements recorded in Deed Book 4009 at page 639 among the aforesaid Land Records.

TOGETHER WITH the rights in the nature of real property rights arising from the Encroachment Ordinance recorded in Deed Book 4108 at page 2009 among the aforesaid Land Records.

TOGETHER WITH the rights in the nature of real property rights arising from the Development Agreement dated June 7, 2006, as evidenced by Memorandum of Development Agreement recorded in Deed Book 4008 at page 2113 as amended by unrecorded First Amendment to Development Agreement dated September 5, 2007, as evidenced by Memorandum of First Amendment to Development Agreement recorded in Deed Book 4136 at page 152 both among the aforesaid Land Records.

TOGETHER WITH the easement granted Saul Holdings Limited Partnership by Sanitary Sewer Easement Agreement from Leadership Institute dated April 9, 2008 and recorded in Deed Book 4181 at page 1624, among the aforesaid Land Records.

FURTHER TOGETHER WITH the easement granted Saul Holdings Limited Partnership by Encroachment Easement Agreement dated June 29, 2010 and recorded July 2, 2010 in Deed Book 4375 at page 669, among the aforesaid Land Records.

NOTE FOR INFORMATIONAL PURPOSES ONLY:

RPC Number:    18013011

(End of Exhibit A)

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

EXHIBIT B

DESCRIPTION OF PERSONAL PROPERTY SECURITY

All of Borrower’s right, title and interest in, to and under the following:

1. All machinery, apparatus, goods, equipment, materials, fittings, fixtures, chattels, and tangible personal property, and all appurtenances and additions thereto and betterments, renewals, substitutions, and replacements thereof, owned by Borrower, wherever situate, and now or hereafter located on, attached to, contained in, or used in connection with the real property described in Exhibit A attached hereto and incorporated herein (the “Land”), and all improvements located thereon (the “Improvements”) or placed on any part thereof, though not attached thereto, including all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, electrical, lighting, plumbing, ventilating, air-conditioning, refrigerating, incinerating and/or compacting plants, systems, fixtures and equipment, elevators, hoists, stoves, ranges, vacuum and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, equipment, fittings, and fixtures.

2. All funds, accounts, deposits, instruments, documents, contract rights, general intangibles, notes, and chattel paper arising from or by virtue of any transaction related to the Land, the Improvements, or any of the personal property described in this Exhibit B.

3. All permits, licenses, franchises, certificates, and other rights and privileges now held or hereafter acquired by Borrower in connection with the Land, the Improvements, or any of the personal property described in this Exhibit B, to the extent assignable.

4. All right, title, and interest of Borrower in and to the name by which the Land and/or the Improvements are known, including trademarks and trade names relating thereto.

5. All right, title, and interest of Borrower in, to, and under all plans, specifications, maps, surveys, reports, permits, licenses, architectural, engineering and construction contracts, books of account, insurance policies, and other documents of whatever kind or character, relating to the use, construction upon, occupancy, leasing, sale, or operation of the Land and/or the Improvements, to the extent assignable.

6. All interests, estates, or other claims or demands, in law and in equity, which Borrower now has or may hereafter acquire in the Land, the Improvements, or the personal property described in this Exhibit B.

7. All right, title, and interest owned by Borrower in and to all options to purchase or lease the Land, the Improvements, or any other personal property described in this Exhibit B, or any portion thereof or interest therein, and in and to any greater estate in the Land, the Improvements, or any of the personal property described in this Exhibit B.

8. All of the estate, interest, right, title, other claim or demand, both in law and in equity, including claims or demands with respect to the proceeds of insurance relating thereto, which Borrower now has or may hereafter acquire in the Land, the Improvements, or any of the personal property described in this Exhibit B, or any portion thereof or interest therein, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of such property, including without limitation, any award resulting from a change of any streets (whether as to grade, access, or otherwise) and any award for severance damages.

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

9. All right, title, and interest of Borrower in and to all contracts, permits, certificates, licenses, approvals, utility deposits, utility capacity, and utility rights issued, granted, agreed upon, or otherwise provided by any governmental or private authority, person or entity relating to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements (to the extent assignable), including all of Borrower’s rights and privileges hereto or hereafter otherwise arising in connection with or pertaining to the Land and/or the Improvements, including, without limiting the generality of the foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower under any loan commitment, lease, contract, declaration of covenants, restrictions and easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale, or use of the Land and/or the Improvements, to the extent assignable.

AND ALL PROCEEDS AND PRODUCTS OF THE FOREGOING PERSONAL PROPERTY DESCRIBED IN THIS EXHIBIT B.

A PORTION OF THE ABOVE DESCRIBED GOODS ARE OR ARE TO BE AFFIXED TO THE REAL PROPERTY DESCRIBED IN EXHIBIT A.

BORROWER IS THE RECORD TITLE HOLDER AND OWNER OF THE REAL PROPERTY DESCRIBED IN EXHIBIT A.

ALL TERMS USED IN THIS EXHIBIT B (AND NOT OTHERWISE DEFINED IN THIS EXHIBIT B) SHALL HAVE THE MEANING, IF ANY, ASCRIBED TO SUCH TERM UNDER THE UNIFORM COMMERCIAL CODE AS ADOPTED AND IN FORCE IN THE JURISDICTION IN WHICH THIS FINANCING STATEMENT HAS BEEN FILED/RECORDED (THE “U.C.C.”).

WITH RESPECT TO ANY FINANCING STATEMENT TO WHICH THIS EXHIBIT B IS ATTACHED, THE TERM “BORROWER” SHALL MEAN “DEBTOR” AS SUCH TERM IS DEFINED IN THE CODE.

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

EXHIBIT C

PERMITTED ENCUMBRANCES

THE FOLLOWING ITEMS AFFECT BOTH TRACT ONE AND TRACT TWO:

1.	Taxes for the first half of 2011 and subsequent years, which are not yet due and payable.

2.	The restrictions contained in instruments dated June 3, 1904 and recorded June 3, 1904 in Deed Book 110 at page 81; dated September 1, 1904 and recorded September 1, 1904 in Deed Book 110 at page 329; dated September 1, 1904 and recorded September 8, 1904 in Deed Book 110 at page 367; dated October 1, 1904 and recorded October 15, 1904 in Deed Book 110 at page 434; dated October 1, 1904 and recorded October 13, 1904 in Deed Book 110 at page 435; dated November 1, 1904 and recorded November 5, 1904 Deed Book 110 at page 481; dated February 13, 1905 and recorded February 14, 1905 in Deed Book 111 at page 32; dated March 20, 1905 and recorded March 21, 1905 in Deed Book 111 at page 81; dated March 1, 1905 and recorded March 29, 1905 in Deed Book 111 at page 92; dated January 28, 1909 and recorded February 8, 1909 in Deed Book 119 at page 418; dated July 17, 1912 and recorded July 18, 1912 in Deed Book 133 at page 584 and dated January 2, 1913 and recorded January 4, 1913 in Deed Book 136 at page 57, among the Land Records of Arlington County, Virginia.

3.	Declaration of Covenants and Easements dated August 3, 2007 and recorded August 7, 2007 in Deed Book 4009 at page 639, among the aforesaid Land Records.

THE FOLLOWING ITEMS AFFECT TRACT ONE:

4.	Party Wall Agreements dated October 2, 1937 and recorded May 31, 1938 in Deed Book 436 at page 41; dated January 15, 1938 and recorded May 31, 1938 in Deed Book 436 at page 42; dated June 28, 1938 and recorded August 26, 1938 in Deed Book 442 at page 577, as affected by Agreement dated May 9, 1939 and recorded December 26, 1940 in Deed Book 527 at page 45; as supplemented by Declaration (Supplemental Party Wall Agreement) dated December 19, 1990 and recorded January 4, 1991 in Deed Book 2459 at page 1712, among the aforesaid Land Records.

5.	Encroachment Ordinance dated June 15, 2007 and recorded June 19, 2007 in Deed Book 4108 at page 1998, among the aforesaid Land Records.

6.	Deed of Covenant (North Block) dated November 5, 2007 and recorded December 20, 2007 in Deed Book 4149 at page 2772, among the aforesaid Land Records.

7.	Deed of Resubdivision and Easements for the benefit of County Board of Arlington County, Virginia as per the plat attached thereto dated January 4, 2008 and recorded January 8, 2008 in Deed Book 4160 at page 294, among the aforesaid Land Records.

8.	Stormwater Facility Maintenance and Monitoring Agreement dated September 18, 2008 and recorded October 1, 2008 in Deed Book 4218 at page 1803, among the aforesaid Land Records.

9.	Underground Right of Way Easement and Vault Agreement for the benefit of Virginia Electric and Power Company dated June 18, 2010 and recorded July 7, 2010 in Deed Book 4375 at page 2246, among the aforesaid Land Records.

THE FOLLOWING ITEMS AFFECT TRACT TWO:

10.	Easement granted to American Telephone and Telegraph Company of Virginia dated July 31, 1918 and recorded Octobers 29, 1918 in Deed Book 159 at page 39, among the aforesaid Land Records.

11.	Agreement dated January 16, 1946 and recorded September 17, 1947 in Deed Book 793 at page 310, among the aforesaid Land Records.

12.	Easements reserved by The County Board of Arlington County, Virginia as set forth in Deed dated April 10, 1978 and recorded May 10, 1978 in Deed Book 1966 at page 1139, among the aforesaid Land Records.

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

13.	Perpetual easement for public street and utility purposes granted to The County Board of Arlington County, Virginia by Deed of Easement dated April 14, 1978 and recorded May 10, 1978 in Deed Book 1966 at page 1146, among the aforesaid Land Records.

14.	Unrecorded Development Agreement dated June 7, 2006, as evidenced by Memorandum of Development Agreement dated July 7, 2006 and recorded August 4, 2006 in Deed Book 4008 at page 2113; as amended by unrecorded First Amendment to Development Agreement dated September 5, 2007, as evidenced by Memorandum of First Amendment to Development Agreement dated September 5, 2007 and recorded September 20, 2007 in Deed Book 4136 at page 152, among the aforesaid Land Records.

15.	Encroachment Ordinance dated June 15, 2007 and recorded June 19, 2007 in Deed Book 4108 at page 2009, among the aforesaid Land Records.

16.	Deed of Covenant (South Block) dated November 5, 2007 and recorded December 20, 2007 in Deed Book 4149 at page 2764, among the aforesaid Land Records.

17.	Deed of Resubdivision and Easements for the benefit of the County Board of Arlington County, Virginia as per the plat attached thereto dated December 18, 2007 and recorded December 19, 2007 in Deed Book 4156 at page 723; as affected by Deed of Vacation which vacated a sanitary sewer easement and gas pipeline easement dated June 6, 2008 and recorded June 9, 2008 in Deed Book 4195 at page 2637, among the aforesaid Land Records.

18.	Sanitary Sewer Easement Agreement between Leadership Institute and Saul Holdings Limited Partnership dated April 9, 2008 and recorded April 10, 2008 in Deed Book 4181 at page 1624, among the aforesaid Land Records.

19.	Surface easement and right of way and perpetual easement granted to the Washington Metropolitan Transit Authority by Deed of Easement dated November 24, 1975 and recorded January 20, 1976 in Deed Book 1904 at page 693; as affected by Quitclaim Deed dated January 23, 2008 and recorded February 7, 2008 in Deed Book 4165 at page 2491, by which the sanitary sewer easement granted by the above instrument was vacated.

20.	Subsurface easement and right of way granted to the Washington Metropolitan Transit Authority by Deed of Easement dated December 19, 1975 and recorded December 23, 1975 in Deed Book 1902 at page 837; as affected by Quitclaim Deed dated January 23, 2008 and recorded February 7, 2008 in Deed Book 4165 at page 2491, by which the sanitary sewer easement granted by the above instrument was vacated.

21.	Stormwater Facility Maintenance and Monitoring Agreement dated September 18, 2008 and recorded October 1, 2008 in Deed Book 4218 at page 1809, among the aforesaid Land Records.

22.	Underground Right of Way Easement and Vault Agreement for the benefit of Virginia Electric and Power Company dated November 9, 2009 and recorded December 15, 2009 in Deed Book 4331 at page 1418, among the aforesaid Land Records.

23.	Encroachment Easement Agreement dated June 29, 2010 and recorded July 2, 2010 in Deed Book 4375 at page 669, among the aforesaid Land Records.

24.	Easements granted to the County Board of Arlington County, Virginia by virtue of Deed of Easement dated October 18, 2010 and recorded October 27, 2010 in Deed Book 4406 at page 1424, among the aforesaid Land Records.

25.	Matters shown on the ALTA/ACSM Land Title Survey on Parcel “A” Block “F” and Parcel “B”, Block “E”, Clarendon Center, Lyon’s Addition to Clarendon prepared by Bowman Consulting Group, Ltd. dated February 15, 2011, last revised March 14, 2011, and designated Project No. 7018-03-001.

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust

EXHIBIT D

NORTH BLOCK LEGAL DESCRIPTION

All of Parcel “B”, Block E, Lyon’s Addition to Clarendon, as the same is shown on a plat attached to the Deed of Resubdivision and Easements recorded in Deed Book 4160 at page 294, among the Land Records of Arlington County, Virginia, being more particularly described by metes and bounds as follows:

Beginning at a point where the southerly right-of-way line of Wilson Boulevard (variable width) intersects the westerly right-of-way line of North Garfield Street (variable width); thence with the said line of North Garfield Street:

S 06° 32’ 23” E, 158.46 feet to a point where the said line of North Garfield Street intersects the northerly right-of-way line of Clarendon Boulevard (variable width); thence with the said line of Clarendon Boulevard

S 55° 15’ 05” W, 188.53 feet to a point marking a corner to a part of Lot 3, Block E, Lyons Addition to Clarendon; thence departing the said line of Clarendon Boulevard and running with the line of said part of Lot 3 and part of Lot 2, Block E, Lyons Addition to Clarendon and also a portion of the aforementioned right-of-way line of Wilson Boulevard

N 21° 51’ 21” W, 115.66 feet to a point; thence with the said line of Wilson Boulevard on the following three (3) courses and distances:

N 45° 11’ 50” E, 56.60 feet to a point; thence

S 12° 33’ 46” E, 17.72 feet to a point; thence

N 45° 12’ 07” E, 191.52 feet to the point of beginning. Containing 25,201 square feet, or 0.57854 acres of land, more or less.

TOGETHER WITH the beneficial easements and other items in the nature of real property rights contained in the Declaration of Covenants and Easements recorded in Deed Book 4009 at page 639 among the aforesaid Land Records.

TOGETHER WITH the rights in the nature of real property rights arising from the Encroachment Ordinance recorded in Deed Book 4108 at page 1998. among the aforesaid Land Records.

FURTHER TOGETHER WITH the Party Wall Agreements dated October 2, 1937 and recorded May 31, 1938 in Deed Book 436 at page 41; dated January 15, 1938 and recorded May 31, 1938 in Deed Book 436 at page 42; dated June 28, 1938 and recorded August 26, 1938 in Deed Book 442 at page 577, as affected by Agreement and dated May 9, 1939 and recorded December 26, 1940 in Deed Book 527 at page 45; as supplemented by Declaration (Supplemental Party Wall Agreement) dated December 19, 1990 and recorded January 4, 1991 in Deed Book 2459 at page 1712, among the aforesaid Land Records

NOTE FOR INFORMATIONAL PURPOSES ONLY:

RPC Number: 18012004

Prudential Loan No. 706108495

Clarendon Center/Deed of Trust